
                                                                     EXHIBIT 4.3

                             THE LIBERTY CORPORATION
                           RETIREMENT AND SAVINGS PLAN

                             AS AMENDED AND RESTATED
                            EFFECTIVE JANUARY 1, 2002


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                                TABLE OF CONTENTS

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                                                                                                                          Page
ARTICLE 1 PREFACE...........................................................................................................3

  Section 1.1.     Effective Date...........................................................................................3
  Section 1.2.     Purpose of Plan..........................................................................................3
  Section 1.3.     Form of Plan.............................................................................................3
  Section 1.4.     Governing Law............................................................................................3
  Section 1.5.     Headings.................................................................................................4
  Section 1.6.     Gender and Number........................................................................................4

ARTICLE 2 DEFINITIONS.......................................................................................................5

  Section 2.1.     Act......................................................................................................5
  Section 2.2.     Adjustment Date..........................................................................................5
  Section 2.3.     Annuity Starting Date....................................................................................5
  Section 2.4.     Beneficiary..............................................................................................5
  Section 2.5.     Board....................................................................................................5
  Section 2.6.     Break in Service.........................................................................................5
  Section 2.7.     Code.....................................................................................................6
  Section 2.8.     Committee................................................................................................6
  Section 2.9.     Compensation.............................................................................................6
  Section 2.10.    Date of Employment.......................................................................................8
  Section 2.11.    Date of Reemployment.....................................................................................8
  Section 2.12.    Direct Rollover..........................................................................................8
  Section 2.13.    Disability...............................................................................................8
  Section 2.14.    Distributee..............................................................................................8
  Section 2.15.    Eligible Retirement Plan.................................................................................9
  Section 2.16.    Eligible Rollover Distribution...........................................................................9
  Section 2.17.    Employee.................................................................................................9
  Section 2.18.    Employee After-Tax Contribution Account.................................................................10
  Section 2.19.    Employee Deferral Account...............................................................................10
  Section 2.20.    Employee Rollover Contribution Account..................................................................10
  Section 2.21.    Employer................................................................................................10
  Section 2.22.    Employer Discretionary Contribution Account.............................................................10
  Section 2.23.    Employer Matching Contribution Account..................................................................10
  Section 2.24.    Employer Stock..........................................................................................11
  Section 2.25.    Entry Date..............................................................................................11
  Section 2.26.    Forfeitures.............................................................................................11
  Section 2.27.    Fund....................................................................................................11
  Section 2.28.    Gray Communications Transfer Account....................................................................11
  Section 2.29.    Highly Compensated Employee.............................................................................11


                                       i
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
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  Section 2.30.    Hour of Service.........................................................................................12
  Section 2.31.    Inactive Participant....................................................................................14
  Section 2.32.    Leave of Absence........................................................................................15
  Section 2.33.    Limitation Year.........................................................................................15
  Section 2.34.    Non-highly Compensated Employee.........................................................................15
  Section 2.35.    Normal Retirement Age...................................................................................15
  Section 2.36.    Normal Retirement Date..................................................................................15
  Section 2.37.    Participant.............................................................................................15
  Section 2.38.    Plan....................................................................................................15
  Section 2.39.    Plan Administrator......................................................................................15
  Section 2.40.    Plan Year...............................................................................................16
  Section 2.41.    Qualified Employee......................................................................................16
  Section 2.42.    Qualified Matching Contribution.........................................................................16
  Section 2.43.    Qualified Matching Contribution Account.................................................................16
  Section 2.44.    Qualified Nonelective Contributions.....................................................................16
  Section 2.45.    Qualified Nonelective Contribution Account..............................................................17
  Section 2.46.    Qualifying Year of Service..............................................................................17
  Section 2.47.    Related Employer........................................................................................17
  Section 2.48.    Trust or Trust Fund.....................................................................................18
  Section 2.49.    Trustee.................................................................................................18
  Section 2.50.    Year of Service.........................................................................................18

ARTICLE 3 ELIGIBILITY AND PARTICIPATION....................................................................................20

  Section 3.1.     Eligibility and Participation...........................................................................20
  Section 3.2.     Termination and Transfer to or from Eligible Class of Employees.........................................20
  Section 3.3.     Service with a Related Employer.........................................................................21
  Section 3.4.     Service as a Leased Employee............................................................................21

ARTICLE 4 CONTRIBUTIONS....................................................................................................22

  Section 4.1.     Employer Contribution of Employee Deferrals.............................................................22
  Section 4.2.     Employee Deferrals......................................................................................22
  Section 4.3.     Employer Matching Contributions.........................................................................24
  Section 4.4.     Employer Discretionary Contributions....................................................................25
  Section 4.5.     Qualified Nonelective Contributions.....................................................................26
  Section 4.6.     Employee After-Tax Contributions........................................................................27
  Section 4.7.     Rollover Contributions..................................................................................27
  Section 4.8.     Employee Deferrals and After-Tax Contributions..........................................................28
  Section 4.9.     Adjustment of Deferrals.................................................................................28
  Section 4.10.    Adjustment of Employer Matching Contributions and Employee
                     After-Tax Contributions...............................................................................31
  Section 4.11.    Overall Contribution Limitation.........................................................................35
  Section 4.12.    Special Rules Related to Veteran's Reemployment Rights..................................................35

ARTICLE 5 RETIREMENT BENEFITS..............................................................................................38
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                                       ii
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
  Section 5.1.     Normal Retirement and Delayed Retirement Date...........................................................38
  Section 5.2.     Disability Retirement...................................................................................38
  Section 5.3.     Optional Forms of Distribution..........................................................................38
  Section 5.4.     Payment of Small Benefits...............................................................................40
  Section 5.5.     Election of Option......................................................................................40
  Section 5.6.     Election Period.........................................................................................41
  Section 5.7.     Information to be Given Participants....................................................................41
  Section 5.8.     Waiver Elections........................................................................................42
  Section 5.9.     Commencement of Benefits................................................................................42
  Section 5.10.    Consent Requirement.....................................................................................43
  Section 5.11.    Rollover of Distributions...............................................................................44
  Section 5.12.    Transition Rule.........................................................................................44
  Section 5.13.    Valuation of Accounts for Distributions.................................................................45

ARTICLE 6 DEATH BENEFITS...................................................................................................46

  Section 6.1.     Death Prior to Annuity Starting Date....................................................................46
  Section 6.2.     Death Following the Annuity Starting Date...............................................................47
  Section 6.3.     Designation of Beneficiary..............................................................................47
  Section 6.4.     Spousal Consent For Beneficiary Designation.............................................................47
  Section 6.5.     Payment of Small Death Benefits.........................................................................48
  Section 6.6.     Qualified Domestic Relations Order......................................................................48

ARTICLE 7 VESTING..........................................................................................................49

ARTICLE 8 DISTRIBUTIONS PRIOR TO RETIREMENT................................................................................51

  Section 8.1.     Withdrawal of Employer Contributions....................................................................51
  Section 8.2.     Withdrawal at Age 591/2.................................................................................51
  Section 8.3.     Withdrawal of Employee After-Tax Contributions and Employee Rollover Contributions......................51
  Section 8.4.     Withdrawal after Normal Retirement Age..................................................................52
  Section 8.5.     Termination of Employment Before Retirement.............................................................52
  Section 8.6.     Deemed Distribution.....................................................................................53
  Section 8.7.     Vesting When a Participant Terminates Employment, Receives a Distribution and is
                     Rehired Prior to Five Consecutive One-Year Breaks in Service..........................................53
  Section 8.8.     Hardship Distributions..................................................................................53
  Section 8.9.     Loans to Participants...................................................................................55
  Section 8.10.    Spousal Consent.........................................................................................58
  Section 8.11.    Administrator Rules.....................................................................................58

ARTICLE 9 ACCOUNTS.........................................................................................................59

  Section 9.1.     Establishment of Accounts...............................................................................59
  Section 9.2.     Investment Elections....................................................................................60
  Section 9.3.     Account Adjustments.....................................................................................60
  Section 9.4.     Limitation on Annual Additions..........................................................................61
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                                      iii
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
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ARTICLE 10 TOP-HEAVY PLAN PROVISIONS.......................................................................................63

  Section 10.1.    Determination Date......................................................................................63
  Section 10.2.    Top-Heavy Plan..........................................................................................63
  Section 10.3.    Key Employee............................................................................................64
  Section 10.4.    Non-Key Employee........................................................................................65
  Section 10.5.    Top-Heavy Group.........................................................................................65
  Section 10.6.    Minimum Contributions and Benefits for Top-Heavy Plans..................................................65
  Section 10.7.    Top-Heavy Average Compensation..........................................................................66
  Section 10.8.    Top-Heavy Years of Service..............................................................................67
  Section 10.9.    Top-Heavy Group Minimum Contribution....................................................................67

ARTICLE 11 ADMINISTRATION OF THE PLAN......................................................................................68

  Section 11.1.    Membership of Committee.................................................................................68
  Section 11.2.    Committee Officers; Subcommittee........................................................................68
  Section 11.3.    Committee Meetings......................................................................................68
  Section 11.4.    Transaction of Business.................................................................................68
  Section 11.5.    Committee Records.......................................................................................69
  Section 11.6.    Establishment of Rules..................................................................................69
  Section 11.7.    Conflicts of Interest...................................................................................69
  Section 11.8.    Appointment of Plan Administrator.......................................................................69
  Section 11.9.    Authority to Interpret..................................................................................70
  Section 11.10.   Third Party Advisors and Other Expenses.................................................................70
  Section 11.11.   Compensation of Members.................................................................................70
  Section 11.12.   Indemnification of Committee and Plan Administrator.....................................................70

ARTICLE 12 ALLOCATION OF RESPONSIBILITIES..................................................................................72

  Section 12.1.    Allocation of Responsibilities..........................................................................72
  Section 12.2.    Co-fiduciary Liability..................................................................................74
  Section 12.3.    Fiduciary Duties........................................................................................74
  Section 12.4.    Establishment of Trust..................................................................................75
  Section 12.5.    Committee Instructions..................................................................................78
  Section 12.6.    Right to Amend or Terminate.............................................................................78
  Section 12.7.    Discretionary Authority.................................................................................78
  Section 12.8.    Limitation on Amendments................................................................................78

ARTICLE 13 MISCELLANEOUS...................................................................................................78

  Section 13.1.    Alienation of Benefits..................................................................................78
  Section 13.2.    Payment in Event of Incapacity..........................................................................78
  Section 13.3.    Rights of Parties.......................................................................................79
  Section 13.4.    Communication to Employees..............................................................................79
  Section 13.5.    Lost Distributees.......................................................................................79
  Section 13.6.    Legal Effect............................................................................................79

ARTICLE 14 TERMINATION, MERGER OR CONSOLIDATION............................................................................80
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
  Section 14.1.    Termination of Plan and Trust...........................................................................80
  Section 14.2.    Merger or Consolidation.................................................................................80

ARTICLE 15 SPECIAL MERGER AND TRANSFER RULES...............................................................................81

  Section 15.1.    Gray Communications Transfer Account....................................................................81

ARTICLE 16 CLAIMS PROCEDURE................................................................................................82

  Section 16.1.    Filing of a Claim for Benefits..........................................................................82
  Section 16.2.    Notification to Claimant of Decision....................................................................82
  Section 16.3.    Claims Review Procedure.................................................................................83
  Section 16.4.    Decision on Review......................................................................................83
  Section 16.5.    Action by Authorized Representative of Claimant.........................................................83

                             THE LIBERTY CORPORATION
                           RETIREMENT AND SAVINGS PLAN

         WHEREAS, The Cosmos Broadcasting Corporation ("Cosmos"), a corporation organized under the laws of the State of South Carolina, established The Cosmos Broadcasting Corporation Profit Sharing Retirement Plan and Trust (the "Plan") for the exclusive benefit of its eligible employees effective January 1, 1961; and

         WHEREAS, Cosmos amended the Orion Broadcasting, Inc. and Affiliated Companies Thrift Plan and Trust Agreement to become The Cosmos Broadcasting Corporation Thrift Plan and Trust Agreement (the "Cosmos Thrift Plan") for the exclusive benefit of the Employer's eligible employees effective August 22, 1982; and

         WHEREAS, the Cosmos Thrift Plan was amended and restated as a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code, effective July 1, 1985, at which time it was also merged with The Liberty Corporation Thrift and Investment Plan to form The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan (the "401(k) Thrift Plan"); and

         WHEREAS, the 401(k) Thrift Plan was split into two (2) separate pieces, one portion covering the employees of Cosmos and the employees of CableVantage Inc. and the other portion covering employees of The Liberty Corporation ("Liberty"), Liberty Life Insurance Company, Liberty Capital Advisors, Inc., Liberty Properties Group, Inc., Special Services Corporation ("Special Services"), Liberty Investment Group Inc., Liberty Insurance Services Corporation, Pierce National Life Insurance Company, and State National Fire Company; and

         WHEREAS, the portion of the 401(k) Thrift Plan relating to the employees of Cosmos and CableVantage Inc. was merged into the Plan, effective April 1, 1997, and the Plan was renamed The Cosmos Broadcasting Corporation Retirement and Savings Plan; and

         WHEREAS, effective November 1, 2000, Liberty and Special Services Corporation adopted the Plan in connection with the sale by Liberty to Royal Bank of Canada of the stock of Liberty Life Insurance Company and certain affiliates engaged in insurance-related businesses and ceased participation in the plan previously known as The Liberty Corporation Retirement and Savings

Plan, which plan was assumed by Liberty Life Insurance Company and renamed the Liberty Insurance Group Retirement and Savings Plan; and

         WHEREAS, Cosmos and Liberty have determined that Liberty should assume the role of primary sponsor of the Plan and that Cosmos and the other participating affiliates of Liberty should continue as participating employers under the Plan, which shall be known as The Liberty Corporation Retirement and Savings Plan; and

         WHEREAS, Liberty desires to make changes to the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") as a means of good faith compliance with the requirements of EGTRRA and to make certain other changes under the Plan.

         NOW, THEREFORE, effective January 1, 2002 except as otherwise provided herein, in accordance with the provisions of the Plan pertaining to amendment of the Plan, Liberty and Cosmos hereby amend the Plan in its entirety and restate the Plan on the terms and conditions described hereinafter:

                                    ARTICLE 1

                                     PREFACE

SECTION 1.1.      EFFECTIVE DATE.

         Except as otherwise provided herein, the effective date of the Plan, as amended and restated, is January 1, 2002. The terms and conditions of the Plan as set forth herein shall supercede the terms and conditions of the prior Plan document, provided, however, that the provisions of the prior Plan document shall continue to govern the rights of all Employees who terminated employment before the effective date hereof, except as otherwise expressly provided. To the extent the effective date of a provision of the Plan precedes January 1, 2002, such provision shall be deemed to amend the applicable predecessor plan or version of the Plan.

SECTION 1.2.      PURPOSE OF PLAN.

         The purpose of the Plan is to promote the future economic welfare of the Qualified Employees, to develop in those Qualified Employees an increased interest in the successful operation of Liberty and its affiliates and to encourage savings. The intention of Liberty is that its contributions and Participant deferrals and Participant contributions, together with the income thereon, shall be accumulated and made available to such Participants upon their retirement, all as set forth hereinafter. It is intended that the Plan qualify as a profit sharing plan under Code Section 401(a) and as a qualified cash or deferred arrangement under Code Section 401(k). The Plan provides for the acquisition and holding of qualifying employer securities and shall be an eligible individual account plan under Act Section 407(d)(3).

SECTION 1.3.      FORM OF PLAN.

         The Plan shall be a single plan of one or more members of a controlled group or affiliated service group, as defined in Code Sections 414(b), 414(c), 414(m) and 414(o). The total assets of the Plan shall be available to provide benefits for any Participant.

SECTION 1.4.      GOVERNING LAW.

         The Plan shall be regulated, construed and administered under the laws of the State of South Carolina, except when preempted by the Act or other applicable federal law.

SECTION 1.5.      HEADINGS.

         The headings and subheadings in the Plan have been inserted for convenience and reference only and are to be ignored in any construction of the Plan's provisions.

SECTION 1.6.      GENDER AND NUMBER.

         The masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

                                    ARTICLE 2

                                   DEFINITIONS

         The following words and phrases, when used herein, shall have the meanings set forth below unless otherwise clearly required by the context:

SECTION 2.1.      ACT.

         The Employee Retirement Income Security Act of 1974, as amended.

SECTION 2.2.      ADJUSTMENT DATE.

         Each day shares are traded on a national stock exchange, except for regularly scheduled holidays of the Trustee.

SECTION 2.3.      ANNUITY STARTING DATE.

         Shall mean:

                  (a) the first day of the first period for which an amount is payable as an annuity, or

                  (b) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to such benefit.

SECTION 2.4.      BENEFICIARY.

         The person or persons (including an entity) designated by a Participant or Inactive Participant to receive the balance of his account, if any, after his death.

SECTION 2.5.      BOARD.

         The Board of Directors of The Liberty Corporation or its Compensation Committee acting on its behalf.

SECTION 2.6.      BREAK IN SERVICE.

         The failure of an Employee to complete more than 500 Hours of Service during a Plan Year. Solely for purposes of determining whether a Break in Service has occurred, Hours of Service shall be recognized for Leaves of Absence.

SECTION 2.7.      CODE.

         The Internal Revenue Code of 1986, as amended.

SECTION 2.8.      COMMITTEE.

         The committee or committees as described in Article 11 that administer the Plan.

SECTION 2.9.      COMPENSATION.

         Except as provided in Section 10.7, Compensation shall be the total earnings paid to a Participant by the Employer during a Plan Year reported or reportable on U. S. Treasury Department Wage and Tax Statement, Form W-2 (or similar form that may be required for such purposes), including bonuses, talent fees, and incentive compensation, plus amounts deferred by Participants under the Plan and salary reductions under a Code Section 125 arrangement maintained by the Employer, and, effective January 1, 2001, elective salary reductions under a Code Section 132(f) plan, but excluding directors' fees and amounts allocated (other than deferrals) or benefits paid under the Plan or any other benefit plan of the Employer. Notwithstanding the preceding sentence, amounts payable under the Employer's long-term disability plan, any payments of group medical and hospitalization benefits, any severance pay, prizes, payments for moving expenses, automobile expense allowances, expense reimbursements and any amounts considered compensation by reason of any rights with respect to stock of an Employer or Related Employer shall not be considered as Compensation.

         Notwithstanding any other provision of this Section to the contrary, for the sole purpose of determining the Employer Discretionary Contribution to be made pursuant to Section 4.4 of the Plan for the 2001 Plan Year for a Participant who is not a Highly Compensated Employee and who was employed by Liberty Life Insurance Company, Liberty Capital Advisors, Inc., Liberty Properties Group, Inc., Special Services Corporation, Liberty Investment Group Inc., Liberty Insurance Services Corporation, Pierce National Life Insurance Company, and State National Fire Company (the "Liberty Insurance Group") during the Credited Earnings Period (as defined below), Compensation shall include, in addition to the amounts described elsewhere in this Section, the total earnings paid during the Credited Earnings Period (as defined below) to such Participant by the Liberty Insurance Group that are reported or reportable on U.S. Treasury Department Wage and Tax Statement, Form W-2 (or similar form that may be required for such purposes), including bonuses and incentive compensation, plus amounts deferred under The

Liberty Insurance Group Retirement and Savings Plan (the "LIG Retirement Plan") and salary reductions under a Code Section 125 or 132(f) arrangement maintained by the Liberty Insurance Group, but excluding directors' fees and amounts allocated (other than deferrals) or benefits paid under the LIG Retirement Plan or any other benefit plan of the Liberty Insurance Group. Notwithstanding the preceding sentence, amounts payable during the Credited Earnings Period (as defined below) under any long-term disability plan of the Liberty Insurance Group, any payments of group medical and hospitalization benefits, any severance pay, prizes, payments for moving expenses, automobile expense allowances, expenses reimbursements and any amounts considered compensation by reason of any rights with respect to stock of an employer shall not be considered as compensation. The "Credited Earnings Period" shall begin on the later of (a) January 1, 2001 or (b) the Entry Date coincident with or next following the date on which such Participant is first credited with one Qualifying Year of Service taking into account Hours of Service credited under Section 2.30(i) and without regard to whether such Entry Date occurs before January 1, 2001, and the Credited Earnings Period shall end on the date such individual ceased to be employed by a member of the Liberty Insurance Group.

         The annual Compensation of each Participant taken into account under the Plan shall not exceed the limitations of Code Section 401(a)(17), as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For purposes of Participants' deferrals pursuant to Section 4.2, Compensation for the first Plan Year during which a Qualified Employee becomes a Participant shall include only earnings paid during such Plan Year on or after his Entry Date. For purposes of Employer contributions, Compensation for the first Plan Year during which a Qualified Employee becomes eligible to receive such contributions shall include only earnings paid during such Plan Year on or after his eligibility to receive such contributions.

         Notwithstanding the above, Compensation for purposes of Sections 4.9 and 4.10 shall mean any definition of Compensation, as determined by the Committee, that satisfies the requirements of Code Section 414(s). In addition, such Compensation shall only include the earnings paid during the portion of a Plan Year in which a Qualified Employee is eligible to participate in the Plan.

SECTION 2.10.     DATE OF EMPLOYMENT.

         The first date on which an Employee completes an Hour of Service.

SECTION 2.11.     DATE OF REEMPLOYMENT.

         The first date on which an Employee completes an Hour of Service following a termination of employment or Break in Service.

SECTION 2.12.     DIRECT ROLLOVER.

         A payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

SECTION 2.13.     DISABILITY.

         A physical or mental condition of a Participant resulting from bodily injury, sickness, disease, or mental disorder that renders him eligible for long-term disability benefits under the Employer's long-term disability plan. The Participant will not be deemed to have a Disability unless (a) the Disability commenced during employment with the Employer or any Related Employer and notice of such Disability is provided to the Plan Administrator within 90 days after termination of the Participant's employment, (b) the Disability is certified to the party responsible for processing claims under the Employer's long-term disability plan by a duly licensed and practicing physician and (c) the party responsible for processing claims under the Employer's long-term disability plan determines that the Participant is entitled to benefits under the Employer's long-term disability plan. The provisions of this Section shall be uniformly and consistently applied to all Participants.

SECTION 2.14.     DISTRIBUTEE.

         An Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p) are Distributees with regard to the interest of the spouse or former spouse.

SECTION 2.15.     ELIGIBLE RETIREMENT PLAN.

         An Eligible Retirement Plan is (a) an individual retirement account described in Code Section 408(a), (b) an individual retirement annuity described in Code Section 408(b), (c) an annuity plan described in Code Section 403(a),
(d) an annuity contract described in Code Section 403(b), (e) an eligible plan under Code Section 457(b) that is maintained by a state or political subdivision of a state or an agency or instrumentality of either and that agrees to account separately for amounts transferred into such plan from the Plan, or (f) a qualified trust described in Code Section 401(a), that will accept a Distributee's Eligible Rollover Distribution.

SECTION 2.16.     ELIGIBLE ROLLOVER DISTRIBUTION.

         Any distribution of all or any portion of the balance to the credit of a Distributee in an Eligible Retirement Plan, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and effective January 1, 2000, any hardship distribution. For purposes of Section 5.11, at the Plan Administrator's discretion and in accordance with procedures established by the Plan Administrator, an Eligible Rollover Distribution may include a loan note entered into pursuant to Section 8.9.

SECTION 2.17.     EMPLOYEE.

         Any person who is on the payroll of the Employer, including members of the staff of every television station owned and operated by the Employer. The term Employee shall in all events exclude (a) talent performers whose compensation from the Employer is based upon the number or duration of talent performances by them as independent contractors, (b) any person who is deemed to be an employee of the Employer solely by reason of his employment in a joint venture in which the Employer is a joint venturer, and (c) any independent contractor or a person providing temporary staffing or similar agency, even if a court or administrative agency determines at any time that any of the foregoing individuals is a common law employee of the Employer. Wherever specifically provided herein, the term "Employee" shall also include a person employed as described in the foregoing sentence by any Related Employer.

SECTION 2.18.     EMPLOYEE AFTER-TAX CONTRIBUTION ACCOUNT.

         The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of the Participant's after-tax contributions and adjustments as of each Adjustment Date, less any payments therefrom. Each Employee After-Tax Contribution Account shall include, when appropriate, subaccounts that reflect Participant-directed investments under
Section 9.2.

SECTION 2.19.     EMPLOYEE DEFERRAL ACCOUNT.

         The balance posted to the record of each Participant, Inactive Participant or Beneficiary consisting of elective deferrals of the Participant's Compensation and adjustments as of each Adjustment Date, less any payments therefrom. Each Employee Deferral Account shall include, when appropriate, subaccounts that reflect Participant-directed investments under Section 9.2.

SECTION 2.20.     EMPLOYEE ROLLOVER CONTRIBUTION ACCOUNT.

         The balance posted to the record of each Qualified Employee, Participant, Inactive Participant or Beneficiary consisting of his rollovers made pursuant to Section 4.7 and adjustments as of each Adjustment Date. Each Employee Rollover Contribution Account shall include, when appropriate, subaccounts that reflect Participant-directed investments under Section 9.2 and rollovers of after-tax contributions.

SECTION 2.21.     EMPLOYER.

         The Liberty Corporation and adopting Related Employers.

SECTION 2.22.     EMPLOYER DISCRETIONARY CONTRIBUTION ACCOUNT.

         The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of his allocated share of Employer discretionary contributions and adjustments as of each Adjustment Date, less any distributions therefrom and amounts forfeited. Each Employer Discretionary Contribution Account shall include, when appropriate, subaccounts that reflect Participant-directed investments under Section 9.2.

SECTION 2.23.     EMPLOYER MATCHING CONTRIBUTION ACCOUNT.

         The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of his allocated share of Employer matching contributions and adjustments as of each

Adjustment Date, less any distributions therefrom and amounts forfeited. Each Employer Matching Contribution Account shall include, when appropriate, subaccounts that reflect Participant-directed investments under Section 9.2.

SECTION 2.24.     EMPLOYER STOCK.

         Common stock of The Liberty Corporation.

SECTION 2.25.     ENTRY DATE.

         January 1 and the first day of the first payroll period of each other calendar month in each Plan Year.

SECTION 2.26.     FORFEITURES.

         The divested portion of a Participant's or Inactive Participant's Employer Matching Contribution Account and Employer Discretionary Contribution Account.

SECTION 2.27.     FUND.

         Any of the funds allowed as an investment election pursuant to Section 9.2.

SECTION 2.28.     GRAY COMMUNICATIONS TRANSFER ACCOUNT.

         The record keeping account that reflects the balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of amounts transferred from the Gray Communications Systems, Inc. Capital Accumulation Plan, as amended (the "Gray Communications Plan"), to the Plan. Each Gray Communications Transfer Account shall have subaccounts for pre-tax contributions, after-tax contributions, rollover contributions, employer discretionary contributions and employer matching contributions, including the earnings thereon, reflecting the amounts transferred from the corresponding Gray Communications Plan accounts. Any earnings allocated to the Gray Communications Transfer Account shall be allocated proportionately among the subaccounts.

SECTION 2.29.     HIGHLY COMPENSATED EMPLOYEE.

         The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.

         A highly compensated active Employee includes any Employee who performs service for the Employer or a Related Employer during the Determination Year and who: (i) for the Look-Back Year received compensation from the Employer and all Related Employers in excess of $80,000 (as adjusted pursuant to Code Section 415(d) but using the calendar quarter ending September 30, 1996 as the base period); or (ii) during the Determination Year or the Look-Back Year was a 5% owner (as defined in Code Section 416(i)(1)), of the Employer or a Related Employer.

         For this purpose, the Determination Year shall be the Plan Year. The Look-Back Year shall be the twelve-month period immediately preceding the Determination Year. Notwithstanding the two previous sentences, the Employer may designate the Look-Back Year to be the calendar year ending with or within the applicable Determination Year, in which case the Determination Year calculation shall be based on the period by which the Determination Year extends beyond such calendar year.

         A highly compensated former Employee includes any individual who separated from service (or was deemed to have separated) prior to the Determination Year, performs no service for the Employer or a Related Employer during the Determination Year, and was a highly compensated active Employee for either the separation year or any Determination Year ending on or after his 55th birthday.

         The determination of who is a Highly Compensated Employee, including the determination of the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

SECTION 2.30.     HOUR OF SERVICE.

                  (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed.

                  (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.

         Notwithstanding the preceding sentence:

                           (1) No more than 501 hours are required to be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                           (2) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and

                           (3) Hours are not required to be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                  (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                  (d) Each hour that is required to be credited to an Employee for military service under applicable law and regulations and that is not otherwise credited under this Section. Effective December 12, 1994, notwithstanding any provision of the Plan to the contrary, hours of service with respect to qualified military service will be provided in accordance with Code Section 414(u) and the regulations thereunder.

                  (e) When the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service with the Employer.

                  (f) Hours under this Section shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by reference. Each full-time Employee shall be credited with forty-five (45) Hours of Service for each week during which the Employee completed one (1) Hour of Service. Each other Employee shall be credited with his or her actual hours worked or hours for which the Employee is entitled to be paid. For purposes of this paragraph, a full-time Employee is an Employee hired on other than a temporary basis who is scheduled to work at least forty (40) hours per week.

                  (g) Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred, an Employee or former Employee who is absent from work for maternity or paternity leave shall receive credit either for the Hours of Service, as described in subsections (a) - (f) above that would otherwise have been credited to such Employee or former Employee but for such absence, or in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of absence. The total number of Hours of Service credited under this subsection (g) shall not exceed
                           501. Hours of Service pursuant to this paragraph shall be credited in the computation period during which the absence begins if doing so would prevent a Participant from incurring a one-year Break in Service in that computation period. In any other case, these hours shall be credited in the following computation period. For purposes of this paragraph, an absence from work for maternity or paternity leave means an absence (1) by reason of pregnancy of the Employee or former Employee, (2) by reason of the birth of a child of the Employee or former Employee,
                           (3) by reason of placement of a child with the Employee or former Employee in connection with the adoption of such child by such Employee or former Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. Notwithstanding the above, no credit shall be given for Hours of Service pursuant to this subsection (g) unless the Employee or former Employee furnishes sufficient information to the Plan Administrator or the Committee to establish that the absence is due to maternity or paternity leave and the number of days of such absence.

                  (h) For purposes of this Section, the term "Employer" shall include any Related Employer, and the term "Employee" shall include any individual described in the last sentence of Section 2.17.

                  (i) Effective as of November 1, 2000, individuals who are employed by The Liberty Corporation or Special Services Corporation on or after November 1, 2000 shall receive credit pursuant to the terms of this
                           Section 2.30 for service with The Liberty
                           Corporation, Special Services Corporation, Cosmos Broadcasting Corporation, Liberty Life Insurance Company, Liberty Insurance Services Corporation, Liberty Capital Advisors, Inc. and State National Fire Insurance Company before such date.

SECTION 2.31.     INACTIVE PARTICIPANT.

         Any person who terminates employment with the Employer or otherwise ceases to be a Participant but whose interest in the Trust Fund has not been wholly distributed. All rights and benefits including elections, provided to an Inactive Participant under the Plan shall be available to an alternate payee under a qualified domestic relations order as defined in Code Section 414(p).

SECTION 2.32.     LEAVE OF ABSENCE.

         Any unpaid, temporary absence authorized by the Employer under its standard personnel practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated. If active service is not resumed upon expiration of a Leave of Absence, the Employee shall be deemed to have terminated his employment when the Employee left the active service of the Employer, provided that if such Employee suffers Disability or dies during an authorized Leave of Absence, the benefits, if any, to which he or his Beneficiary is entitled shall be determined as if such Disability or death occurred while in the active service of the Employer.

SECTION 2.33.     LIMITATION YEAR.

         The Plan Year.

SECTION 2.34.     NON-HIGHLY COMPENSATED EMPLOYEE.

         Any Employee of the Employer or a Related Employer who is not a Highly Compensated Employee.

SECTION 2.35.     NORMAL RETIREMENT AGE.

         The sixty-fifth birthday of a Participant.

SECTION 2.36.     NORMAL RETIREMENT DATE.

         The date of termination of employment with the Employer and all Related Employers coincident with or following the attainment of Normal Retirement Age.

SECTION 2.37.     PARTICIPANT.

         Every Qualified Employee who has met the requirements of Article 3 and who is not an Inactive Participant, provided, however, that for purposes of Sections 5.3 through 5.13, Article 6, Article 8, Section 9.2 and Article 12, the term "Participant" shall include an Inactive Participant.

SECTION 2.38.     PLAN.

         The Cosmos Broadcasting Corporation Retirement and Savings Plan as herein set out or as duly amended.

SECTION 2.39.     PLAN ADMINISTRATOR.

         The person, persons or entity designated by the Board pursuant to
Section 11.8 to administer the Plan on behalf of the Board.

SECTION 2.40.     PLAN YEAR.

         The 12-month period ending on December 31 of each year.

SECTION 2.41.     QUALIFIED EMPLOYEE.

         Any Employee other than (a) an Employee who is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer, unless participation in the Plan is specifically provided for in the bargaining agreement, (b) a "leased employee," as defined in Code Section 414(n)(2), without regard to any determination by a court or administrative agency that such individual is a common law Employee of the Employer, and (c) any person whose customary employment is for less than 1,000 hours in a Plan Year, provided however, a person who is on the payroll of the Employer who performs 1,000 Hours of Service in a consecutive twelve-month period after performing his first Hour of Service or during any Plan Year shall become a Qualified Employee from date of hire or for such applicable Plan Year. Moreover, Employees of CableVantage Inc. shall not be Qualified Employees with respect to the portion of the Plan providing for Employer discretionary contributions.

SECTION 2.42.     QUALIFIED MATCHING CONTRIBUTION.

         Employer matching contributions made pursuant to Section 4.3 that are subject to the distribution and nonforfeitability requirements of Code Section 401(k) when made.

SECTION 2.43.     QUALIFIED MATCHING CONTRIBUTION ACCOUNT.

         The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of his allocated share of Qualified Matching Contributions and adjustments as of each Adjustment Date, less any distributions therefrom. Each Qualified Matching Contribution Account shall include, when appropriate, subaccounts that reflect Participant-directed investments under Section 9.2.

SECTION 2.44.     QUALIFIED NONELECTIVE CONTRIBUTIONS.

         Employer contributions (other than discretionary contributions, matching contributions or Qualified Matching Contributions) made pursuant to
Section 4.5 that Participants may not elect to receive in cash; that are nonforfeitable when made; and that are distributable only in accordance with the distribution requirements of Code Section 401(k).

SECTION 2.45.     QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT.

         The balance posted to the record of each Participant, Inactive Participant, or Beneficiary consisting of his allocated share of Qualified Nonelective Contributions and adjustments as of each Adjustment Date, less any distributions therefrom. Each Qualified Nonelective Contribution Account shall include, when appropriate, subaccounts that reflect Participant-directed investments under Section 9.2.

SECTION 2.46.     QUALIFYING YEAR OF SERVICE.

         For the purpose of participation, the 12-consecutive month period beginning on an Employee's Date of Employment or Date of Reemployment during which he completes at least 1,000 Hours of Service. After the initial 12-consecutive month period, a Qualifying Year of Service shall mean any Plan Year beginning with the Plan Year that includes the first anniversary of his Date of Employment or Date of Reemployment during which he completes at least 1,000 Hours of Service. A Qualifying Year of Service is not considered to have been completed until the last day of the relevant computation period, regardless of whether the Employee completes 1,000 Hours of Service as of an earlier date in the computation period.

SECTION 2.47.     RELATED EMPLOYER.

         A corporation that is a member of a controlled group of corporations (within the meaning of Code Sections 1563(a)(1), (a)(2) and (a)(3)) of which the Employer is also a member. Related Employer shall also mean any other trade or business, whether or not incorporated, that is under common control, within the meaning of Code Section 414(c), with the Employer and/or all members of an "affiliated service group" within the meaning of Code Section 414(m) and any other entity required to be aggregated with the Employer pursuant to regulations prescribed by the Secretary of the Treasury under Code Section 414(o). For purposes of Section 9.4, however, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" each place it appears in Code Section 1563(a)(1).

SECTION 2.48.     TRUST OR TRUST FUND.

         The total of the contributions made pursuant to the Plan by the Employer and by the Participants and held by the Trustee in a separate Trust, increased by any profits or income thereto and decreased by any loss or expense incurred in the administration of the Trust or payments therefrom under the Plan.

SECTION 2.49.     TRUSTEE.

         The bank, trust company, other financial institution, or individual or individuals holding and managing the Fund according to the terms of The Liberty Corporation Retirement and Savings Trust Agreement.

SECTION 2.50.     YEAR OF SERVICE.

         For the purposes of vesting, a Plan Year during which an Employee has completed at least 1,000 Hours of Service, subject to the following qualifications and exceptions:

                  (a) In the case of a Participant who has no vested interest in his account (other than his Employee After-Tax Contribution Account or Employee Rollover Account), Years of Service before any period of consecutive one-year Breaks in Service shall be disregarded if the number of consecutive one-year Breaks in Service equals or exceeds the greater of five or the aggregate number of Years of Service before such period. Any Years of Service disregarded pursuant to the previous sentence shall also be disregarded when applying the provisions of that sentence to a subsequent period of Breaks in Service.

                  (b) Service performed prior to a Break in Service shall not be taken into account until such Participant shall have completed one Year of Service following such Break in Service.

                  (c) Service as of January 1, 1976 shall mean the Years of Continuous Service (as then defined in the Plan) credited to an Employee under the Plan, provided, however, no such period shall be considered a Year of Service if it would have been disregarded under the Plan at that time for vesting purposes.

                  (d) Service prior to January 1, 1976 (unless continuous and ending after January 1, 1976) shall not be counted.

                  (e) Years of Service, as determined above, with a Related Employer, during the period the companies are related, shall be considered Years of Service with the Employer.

                  (f) Years of Service before January 1, 1987 with KAIT-TV and KPLC-TV shall be disregarded.

                  (g) Where the Employer maintains the plan of a predecessor employer, Years of Service, as determined above, with such predecessor employer shall be treated as Years of Service with the Employer.

                                    ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION

SECTION 3.1.      ELIGIBILITY AND PARTICIPATION.

         A Qualified Employee shall become a Participant solely for purposes of making Employee deferrals under Section 4.2 and Employee after-tax contributions under Section 4.6 on the Entry Date next following his Date of Employment and for all other purposes, including receiving matching and discretionary contributions, on the Entry Date coincident with or next following the completion of one Qualifying Year of Service, unless such Qualified Employee separates from service with the Employer and does not return to employment with the Employer before the relevant Entry Date. Notwithstanding the foregoing, Qualified Employees of CableVantage Inc. shall not be eligible to participate in the portion of the Plan providing for Employer discretionary contributions.

SECTION 3.2.      TERMINATION AND TRANSFER TO OR FROM ELIGIBLE CLASS OF
                  EMPLOYEES.

         Once a Qualified Employee becomes a Participant, he shall remain a Participant until he terminates employment with the Employer regardless of the number of Hours of Service he completes in a Plan Year.

         A Participant who has completed one Qualifying Year of Service and who terminates employment with the Employer or otherwise is no longer a Qualified Employee will again become a Participant upon his Date of Reemployment by an Employer or upon again becoming a Qualified Employee, as applicable.

         A Participant who terminates employment with the Employer or otherwise is no longer a Qualified Employee before completing one Qualifying Year of Service shall become a Participant solely for purposes of making Employee deferrals under Section 4.2 and Employee after-tax contributions under Section
4.6 on the Entry Date next following his Date of Employment and for all other purposes, including receiving matching and discretionary contributions, on the Entry Date coincident with or next following the completion of one Qualifying Year of Service.

         In the event an Employee who is not a Qualified Employee becomes a Qualified Employee, such Employee will become a Participant in accordance with
Section 3.1.

SECTION 3.3.      SERVICE WITH A RELATED EMPLOYER.

         Service with a Related Employer not adopting the Plan shall be considered service with the Employer when determining if a Qualified Employee has completed a Qualifying Year of Service.

         A Participant who transfers employment to a company that is a Related Employer not adopting the Plan shall remain covered by the Plan but shall become an Inactive Participant and shall not be eligible to make or receive contributions under the Plan other than any Employer discretionary contributions he is entitled to receive under Section 4.4 for his service up to the time he becomes an Inactive Participant and any Employer matching contributions that are attributable to his deferrals while a Participant. For vesting purposes, such Inactive Participant shall continue to accrue Years of Service hereunder. If such Inactive Participant is transferred again to the Employer, he shall participate in the Plan in accordance with Section 3.2. If such individual remains in the employ of a Related Employer not adopting the Plan until his termination of employment, his benefits shall be calculated based on the provisions of Articles 5 and 7.

SECTION 3.4.      SERVICE AS A LEASED EMPLOYEE.

         If a "leased employee" becomes eligible to participate by being hired in a capacity other than as a "leased employee," service while a "leased employee" shall be considered when determining such Employee's Qualifying Years of Service and Years of Service to the extent required by Code Section 414(n) and the regulations thereunder.

                                    ARTICLE 4

                                  CONTRIBUTIONS

SECTION 4.1.      EMPLOYER CONTRIBUTION OF EMPLOYEE DEFERRALS.

         The Employer shall contribute to the Trust for each Plan Year an amount that shall equal the Participant's salary reductions in Section 4.2. The Employer shall make substantial and recurring contributions to meet the objectives of the Plan.

SECTION 4.2.      EMPLOYEE DEFERRALS.

         A Qualified Employee who has met the requirements of Section 3.1 or 3.2 may elect to defer whole percentages between 1% and 13% of his Compensation during the Plan Year for which the election is being made. However, in no event shall the aggregate amount of deferrals made pursuant to this Section and Employee after-tax contributions made pursuant to Section 4.6 exceed 13% of the Employee's Compensation for the Plan Year. Such election shall be effective as of the Entry Date after the election is processed by the Plan Administrator and shall remain in effect until revised or revoked.

         Notwithstanding the preceding paragraph, each Qualified Employee who is eligible to make a deferral election, but who fails to make any deferral election including an election not to make elective deferrals shall automatically be enrolled in the Plan at a deferral rate of 3% of Compensation, beginning with the first Entry Date coincident with or next following the date on which the Qualified Employee completes one Qualifying Year of Service. A Participant who has been automatically enrolled in the Plan pursuant to the preceding sentence may make an affirmative election to cease making further elective deferrals under the Plan or may change his deferral percentage as provided below.

         A Participant may change his deferral percentage as of any Entry Date. A Participant may suspend his deferral election as of the beginning of any subsequent pay period. The Plan Administrator shall have the discretion to make such rules as he desires regarding the form and timing of deferral elections, changes in such elections and the revocation of such elections.

         In no event shall a Participant's deferrals to the Plan and any other qualified plan maintained by the Employer during any calendar year exceed the dollar limitation contained in Code Section 402(g) (as adjusted pursuant to Code
Section 402(g)(5)) for the calendar year. Any deferrals distributed pursuant to
Section 9.4 shall be disregarded in determining whether the Code Section 402(g) (as adjusted) limitation has been exceeded.

         For purposes of this Section, Compensation used for determining the amount of any deferral shall be Compensation for the Plan Year for which such election is made, including any increases in Compensation during the Plan Year.

         Deferrals made pursuant to this Section shall be paid to the Trustee and credited to the Participant's Employee Deferral Account.

         Notwithstanding the above, a Participant who has received a hardship distribution described in Section 8.8 shall not be eligible to make deferrals during the six-month period beginning on the date of the distribution. With respect to a hardship distribution made during the period from January 1, 2001 through December 31, 2001, the foregoing prohibition on contributions shall apply for the period ending on the later of January 1, 2002 or six months after receipt of the hardship distribution. The deferral limitation under Code Section 402(g) for a Participant who receives a hardship distribution for the tax year following the tax year of distribution shall be reduced by his deferrals during the tax year of distribution.

         A Participant who participates in more than one cash or deferred arrangement may assign to the Plan any deferrals made during a taxable year that exceed the Code Section 402(g) (as adjusted) limitation by notifying the Plan Administrator in writing on or before April 1 of the year following the year in which the deferral was made, the amount of such excess deferrals to be assigned to the Plan. Notwithstanding any other provision of the Plan, the excess deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant who assigned such excess deferrals to the Plan for the preceding year.

         The income or loss allocable to excess deferrals shall be calculated under the same method used in Section 9.3 to allocate income or loss to Participant's accounts. Alternatively, the Plan Administrator may elect to calculate the income or loss allocable to excess deferrals by multiplying the income or loss allocable to the Participant's Employee Deferral Account for the

Participant's taxable year (or up to the date of distribution, as designated by the Plan Administrator) by a fraction, the numerator of which is the Participant's excess deferrals for the year and the denominator of which is the balance of the Participant's Employee Deferral Account at the beginning of the taxable year plus the Participant's deferrals for the taxable year (or up to the date of distribution, as designated by the Plan Administrator). Notwithstanding the preceding sentence, if the date of distribution is after the end of the Participant's taxable year, the Plan Administrator may elect to calculate the income or loss attributable to the period between the end of the taxable year and the date of distribution by using the method described in the preceding sentence to calculate the income or loss to the end of the Participant's taxable year and then multiplying 10% of the result of that calculation by the number of calendar months that elapsed since the end of the taxable year. For purposes of calculating the number of calendar months that have elapsed since the end of the taxable year, a corrective distribution that is made on or before the fifteenth day of the month is treated as made on the last day of the preceding month. A distribution made after the fifteenth day of the month is treated as made on the first day of the next month. Whichever method of calculating income or loss on excess deferrals is used, it must be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

         The amount of a Participant's excess deferrals that must be distributed for a taxable year pursuant to this Section shall be reduced by any Excess Contributions previously distributed with respect to the Participant for the Plan Year beginning with or within such taxable year.

SECTION 4.3.      EMPLOYER MATCHING CONTRIBUTIONS.

         For each payroll period in each Plan Year, the Employer may contribute to the Trust an amount that, when added to the current Forfeitures, will equal a percentage of some or all of the Compensation deferred pursuant to Section 4.2 by Participants who have completed at least one Qualifying Year of Service during such payroll period. The amount and any limitations on any such matching contributions shall be determined by the Board for each Plan Year.

         As of the Adjustment Date on which the contribution is made, the Employer Matching Contribution Account of each eligible Participant who made deferrals of Compensation under Section 4.2 during the calendar year shall be credited with the matching contribution of the Employer on such Participant's behalf. Forfeitures attributable to Employer matching contributions shall be treated as Employer matching contributions for allocation purposes.

         If Forfeitures exceed the percentage designated for matching contributions, the excess amount shall be used to reduce subsequent Employer matching contributions within the Plan Year in which the forfeiture arose.

         In addition to the matching contributions described above, the Employer may contribute Qualified Matching Contributions to the Trust in such amount as the Board shall determine in order to facilitate compliance with the Actual Deferral Percentage or the Actual Contribution Percentage tests. The Board shall also specify the group of Non-highly Compensated Employee Participants who are entitled to receive Qualified Matching Contributions.

         As of each Adjustment Date, any Qualified Matching Contributions not previously allocated shall be allocated among the group of Participants on whose behalf such contributions were made.

         Qualified Matching Contributions made pursuant to this Section shall be paid to the Trustee and credited to the Participant's Qualified Matching Contribution Account. Each Participant shall at all times be fully vested in his Qualified Matching Contribution Account.

         The Plan Administrator may elect to treat all or a portion of the Qualified Matching Contributions as Employee deferrals for purposes of the Actual Deferral Percentage test under Section 4.9 or as Employer Matching Contributions for purposes of the Actual Contribution Percentage test under
Section 4.10, but only if the conditions described in Section 1.401(k)-1(b)(5) or Section 1.401(m)-1(b)(5) of the Income Tax Regulations, as applicable, are satisfied.

SECTION 4.4.      EMPLOYER DISCRETIONARY CONTRIBUTIONS.

         In addition to the Employer matching contributions, the Employer may contribute to the Trust for each Plan Year such amount as the Board may determine for such Plan Year, provided, however, that CableVantage Inc. shall not make any contributions under this Section. Effective for Plan Years beginning on or after January 1, 2001, some or all of such contribution may be made in Employer Stock, but no portion of such contribution is required to be made in Employer Stock.

         If a Participant otherwise eligible to receive a discretionary contribution does not receive an allocation due to clerical error or other reasonable cause, the Employer may contribute to the Trust such amount as the Plan Administrator shall determine should have been contributed on behalf of such Participant.

         As of the last Adjustment Date in each Plan Year, the Employer discretionary contributions shall be allocated among eligible Participants (a) employed on the last day of the Plan Year who completed at least 1,000 Hours of Service during the Plan Year or (b) who retired on or after their Normal Retirement Date pursuant to Article 5 or attaining age 55 and completing at least ten (10) Years of Service, died, or became Disabled during the Plan Year regardless of the number of Hours of Service such Participants completed in such Plan Year. Any Participants who transferred to a Related Employer who has not adopted the Plan during the Plan Year shall be included in the allocation of the Employer discretionary contribution, but only their Compensation up to the time of the transfer shall be taken into account. The Employer discretionary contribution shall be allocated among the Participants described in this paragraph in the same proportion as each such Participant's Compensation bears to the total Compensation of all such Participants.

SECTION 4.5.      QUALIFIED NONELECTIVE CONTRIBUTIONS.

         In addition to any other contributions under the Plan, the Employer may elect to contribute to the Trust for a Plan Year Qualified Nonelective Contributions in such amount as the Board shall determine to facilitate compliance with the Actual Deferral Percentage and Actual Contribution Percentage tests.

         As of the last Adjustment Date in each Plan Year, any Qualified Nonelective Contributions shall be allocated among a group of Non-highly Compensated Employee Participants designated by the Board.

         Contributions made pursuant to this Section shall be paid to the Trustee and credited to the Participant's Qualified Nonelective Contribution Account. Each Participant shall at all times be fully vested in his Qualified Nonelective Contribution Account.

         The Plan Administrator may treat all or any portion of a Qualified Nonelective Contribution as an Employee deferral or Employer matching contribution for a Plan Year.

         Qualified Nonelective Contributions may be treated as elective deferrals under the Actual Deferral Percentage test or as Employer matching contributions under the Actual Contribution Percentage test only if the conditions described in Section 1.401(k)-1(b)(5) or Section 1.401(m)-1(b)(5) of the Income Tax Regulations, as applicable, are satisfied.

SECTION 4.6.      EMPLOYEE AFTER-TAX CONTRIBUTIONS.

         Each Employee who has met the requirements of Section 3.1 or Section
3.2 may elect as of an Entry Date to make after-tax contributions to the Plan in whole percentages between 1% and 13% of his Compensation during the Plan Year for which the election is made. However, in no event shall the aggregate amount of after-tax contributions made pursuant to this Section and Employee deferrals made pursuant to Section 4.2 exceed 13% of the Employee's Compensation for the Plan Year.

         Each Participant shall specify in writing the percentage he desires to contribute to the Trust under this Section. The Contribution specified by the Participant shall be collected by the Employer through payroll deductions. Contributions made pursuant to this Section shall be paid to the Trustee and credited to the Participant's Employee After-Tax Contribution Account. Each Participant shall at all times be fully vested in his Employee After-Tax Contribution Account.

         The Participant may as of any Entry Date change the amount he desires to contribute by filing another written direction with the Plan Administrator.

         A Participant may suspend his election to make after-tax contributions as of the beginning of any subsequent pay period.

         The Plan Administrator shall have the discretion to make such rules as he desires regarding the form and timing of deferral elections, changes in such elections and the revocation of such elections.

SECTION 4.7.      ROLLOVER CONTRIBUTIONS.

         A Qualified Employee may make a rollover contribution to the Plan pursuant to Code Sections 401(a)(31) and 402(c). Such transferred assets will be fully vested at all times. The Plan will accept direct rollover contributions and Qualified Employee contributions of Eligible Rollover Distributions solely from an Eligible Retirement Plan. Notwithstanding the foregoing, the Plan will accept amounts attributable to after-tax contributions solely as a direct rollover from a qualified plan described in Code Section 401(a) or 403(a), and any such transferred assets shall be held in a separate account in the name of the Qualified Employee and shall reflect the net earnings or net losses of the Trust Fund. However, such assets may be commingled for investment purposes and invested in the same manner as other Trust assets. At the Plan

Administrator's discretion and in accordance with procedures established by the Plan Administrator, a rollover contribution may include loan notes representing loans from another qualified retirement plan.

SECTION 4.8.      EMPLOYEE DEFERRALS AND AFTER-TAX CONTRIBUTIONS.

         Each Participant shall at all times be fully vested in the amount in his Employee Deferral Account and his Employee After-Tax Contribution Account, but a Participant or his Beneficiary shall be entitled to payment of the amounts credited to such accounts only upon the occurrence of an event described in and in accordance with this Article 4 or Articles 5, 6, or 7.

SECTION 4.9.      ADJUSTMENT OF DEFERRALS.

         The Plan Administrator shall ensure that the Employee deferrals elected by Participants satisfy the Actual Deferral Percentage test referred to in the next paragraph.

         The Actual Deferral Percentage test is satisfied only if:

                  (a) The Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees is not more than the Actual Deferral Percentage for all other Eligible Employees multiplied by 1.25, or

                  (b) The excess of the Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees over the Actual Deferral Percentage for all other Eligible Employees is not more than two (2) percentage points, and the Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees is not more than the Actual Deferral Percentage for all other Eligible Employees multiplied by 2.0.

         For purposes of this Section, the following terms shall have the meanings hereinafter set forth:

         (a) The term "Eligible Employee" shall mean a Qualified Employee who is directly or indirectly eligible to make an Employee deferral under the Plan for a Plan Year. It includes a Qualified Employee whose right to make Employee deferrals has been suspended because of an election not to participate and a Qualified Employee who cannot make an Employee deferral because Code Section 415(c) prevents the Qualified Employee from receiving additional annual additions.

         (b) The term "Actual Deferral Percentage" shall mean, with respect to the group of Eligible Employees who are Highly Compensated Employees, the average (expressed as a percentage) of the Actual Deferral Ratios for the current Plan Year of the Highly Compensated Employees who are Eligible Employees. The term "Actual Deferral Percentage" shall mean, with respect to the group of Eligible Employees who are

                  Non-highly Compensated Employees, the average (expressed as a percentage) of the Actual Deferral Ratios for the preceding Plan Year of the Non-highly Compensated Employees who are Eligible Employees.

         (c) The term "Actual Deferral Ratio" shall mean the ratio (expressed as a percentage) of the Employee deferrals and Qualified Matching and/or Qualified Nonelective Contributions taken into account for purposes of this test pursuant to Sections 4.2, 4.3 and 4.5 under the Plan on behalf of each Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year. However, if an Eligible Employee who is a Highly Compensated Employee is eligible to make Employee deferrals under two or more qualified plans maintained by the Employer or a Related Employer, his Actual Deferral Ratio shall be determined as if all such contributions were made under a single plan. For purposes of determining this ratio, excess deferrals within the meaning of
                  Section 4.2, of Non-highly Compensated Employees that arise solely from deferrals made under the Plan or other plans of the Employer and deferrals taken into account in the Actual Contribution Percentage test shall be disregarded. In the case of an Eligible Employee who makes no Employee deferrals for the Plan Year, his Actual Contribution Ratio shall be zero.

                  In the event that the Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with the Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Eligible Employees as if all such plans were a single plan. Plans may be aggregated to satisfy Code Section 401(k) only if they have the same Plan Year.

                  An Employee deferral will be taken into account for a Plan Year only if it relates to Compensation that either would have been received by the Qualified Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Qualified Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election). In addition, the Employee deferral will only be taken into account for a Plan Year if it is allocated to the Qualified Employee as of a date within that Plan Year. For this purpose, an Employee deferral is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Employee deferral is actually paid to the Trust no later than twelve months after the Plan Year to which the deferral relates. Any deferrals that are distributed pursuant to
                  Section 9.4 shall be disregarded.

         (d) The term "Excess Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employee deferrals actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount that would satisfy the Actual Deferral Percentage test. Such maximum amount shall be equal to the amount of deferrals that would have been made on behalf of Highly Compensated Employees under the following procedure. Deferrals made on behalf of the Highly Compensated Employee with the highest Actual Deferral Ratio are reduced until (1) the Plan satisfies the Actual Deferral Percentage test or (2) such Highly Compensated Employee's Actual Deferral Ratio is equal to the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio for the Plan Year. This process is repeated until the Plan satisfies the Actual Deferral Percentage test.

                  The Excess Contributions for a Plan Year shall be allocated to each Highly Compensated Employee in an amount equal to the amount by which the Highly Compensated Employee's deferrals are reduced in accordance with the following procedure. The dollar amount of deferrals for the Plan Year made on behalf of the Highly Compensated Employee with the highest dollar amount of deferrals for the Plan Year is reduced to the extent required to (1) reduce the Plan's Excess Contributions to zero, or (2) cause such Highly Compensated Employee's dollar amount of deferrals for the Plan Year to equal the deferrals of the Highly Compensated Employee with the next highest dollar amount of deferrals for the Plan Year. This process is repeated until the Plan's Excess Contributions are reduced to zero.

                  Each Highly Compensated Employee's Excess Contributions shall consist first of unmatched Employee deferrals, and then to the extent necessary, matched Employee deferrals.

         If the Actual Deferral Percentage test is not met currently or on a projected basis, the Plan Administrator may ask Eligible Employees who are Highly Compensated Employees if they wish to decrease their deferral elections and/or may ask all other Participants if they wish to increase their deferral elections. If the Actual Deferral Percentage test is not satisfied after these voluntary adjustments are made, the Plan Administrator shall have the right to reduce the amount of the deferral election of Eligible Employees who are Highly Compensated Employees in an equitable manner. Any reduction of the amount to be deferred by Eligible Employees who are Highly Compensated Employees will apply only to the particular Plan Year or remainder of such Plan Year for which the deferrals under the Plan fail or may fail to satisfy the Actual Deferral Percentage test.

         If voluntary and involuntary adjustments during the Plan Year do not bring the Plan into compliance with the Actual Deferral Percentage test, the Plan Administrator shall distribute the Excess Contributions and income allocable thereto to the Participants to whose accounts such Excess Contributions were allocated. Such distribution must take place after the close of the Plan Year in which the Excess Contribution arose and within twelve months after the close of such Plan Year.

         The income or loss allocable to Excess Contributions shall be calculated under the same method used in Section 9.3 to allocate income or loss to Participants' accounts for the Plan Year in which the Excess Contribution occurs. Alternatively, the Plan Administrator may calculate the income or loss allocable to Excess Contributions by multiplying the income or loss allocable to the Participant's Employee Deferral Account and, if applicable, the Qualified Nonelective Contribution Account or the Qualified Matching Contribution Account, or both, for the Plan Year

(and for the period between the end of the Plan Year and the date of distribution (the "gap" period), if designated by the Plan Administrator) by a fraction, the numerator of which is the Participant's Excess Contributions for the Plan Year and the denominator of which is the Participant's account balance attributable to Employee deferrals and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both, as of the beginning of the Plan Year, plus the Participant's deferrals, and, if applicable, his allocable share of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, for the Plan Year (and for the gap period, if designated by the Plan Administrator).

         Notwithstanding the preceding sentence, the Plan Administrator may elect to calculate income or loss for the gap period by using the method described in the preceding sentence to calculate income or loss for the Plan Year and then multiplying 10% of the result of that calculation by the number of calendar months that elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed since the end of the Plan Year, a corrective distribution that is made on or before the fifteenth day of the month is treated as made on the last day of the preceding month. A distribution made after the fifteenth day of the month is treated as made on the first day of the next month. Whichever method of calculating income or loss on Excess Contributions is used, it must be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

         The Plan Administrator may elect to treat a portion of the Employee deferrals as matching contributions for purposes of the Actual Contribution Percentage test under Section 4.10, so long as the Actual Deferral Percentage test is met both with and without the use of such Employee deferrals.

         The amount of a Participant's Excess Contributions to be distributed pursuant to this Section for a Plan Year shall be reduced by any excess deferrals previously distributed to the Participant for the Participant's taxable year ending with or within such Plan Year.

SECTION 4.10. ADJUSTMENT OF EMPLOYER MATCHING CONTRIBUTIONS AND EMPLOYEE AFTER-TAX CONTRIBUTIONS.

         The Plan Administrator will determine whether the Employer matching contributions and Employee after-tax contributions satisfy the Actual Contribution Percentage test referred to in the next paragraph.

         The Actual Contribution Percentage test is satisfied only if:

         (a) The Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees is not more than the Actual Contribution Percentage for all other Eligible Employees multiplied by 1.25, or

         (b) The excess of the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees over the Actual Contribution Percentage for all other Eligible Employees is not more than two (2) percentage points, and the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees is not more than the Actual Contribution Percentage for all other Eligible Employees multiplied by 2.0.

         For purposes of this Section, the following terms shall have the meanings hereinafter set forth:

         (a) The term "Eligible Employee" shall mean a Qualified Employee who is directly or indirectly eligible to make an Employee after-tax contribution or to receive an allocation of Employer matching contributions (including matching contributions derived from Forfeitures) under the Plan for a Plan Year. It includes a Qualified Employee who would be a Participant but for the failure to make required contributions, an Employee whose right to make Employee after-tax contributions or receive matching contributions has been suspended because of an election (other than certain one-time elections) not to participate, and a Qualified Employee who cannot make an Employee after-tax contribution or receive an Employer matching contribution because Code Section 415(c) prevents the Qualified Employee from receiving additional annual additions.

         (b) The term "Actual Contribution Percentage" shall mean, with respect to the group of Eligible Employees who are Highly Compensated Employees, the average (expressed as a percentage) of the Actual Contribution Ratios for the current Plan Year of the Highly Compensated Employees who are Eligible Employees. The term "Actual Contribution Percentage" shall mean, with respect to the group of Eligible Employees who are Non-highly Compensated Employees, the average (expressed as a percentage) of the Actual Contribution Ratios for the preceding Plan Year of the Non-highly Compensated Employees who are Eligible Employees.

         (c) The term "Actual Contribution Ratio" shall mean the ratio (expressed as a percentage) of the Employer matching contributions (including matching contributions derived from Forfeitures and Qualified Nonelective Contributions designated to be matching contributions) (to the extent not taken into account for purposes of the Actual Deferral Percentage test). Employee after-tax contributions, (including deferrals recharacterized as Employee after-tax contributions), Qualified Matching Contributions taken into account for purposes of this test pursuant to Sections 4.3 and Qualified Nonelective Contributions taken into account for purposes of this test pursuant to Section 4.5 under the Plan on behalf of each Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year. However, if an Eligible Employee who is a Highly Compensated Employee is eligible to make Employee after-tax contributions, or to receive Employer matching contributions allocated to his account under two or more qualified plans maintained by the Employer or a Related Employer, his Actual Contribution Ratio shall be determined as if all such contributions were made under a single plan. In the case of an Eligible Employee who makes no Employee after-tax contribution and receives no matching contributions for the Plan Year, his Actual Contribution Ratio shall be zero.

                  In the event that the Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with the Plan, then this Section shall be applied by determining the Actual Contribution Percentage of Eligible Employees as if all such plans were a single plan. Plans may be aggregated to satisfy Code Section 401(m) only if they have the same Plan Year.

                  In calculating the Actual Contribution Ratio for a Plan Year, an Employee after-tax contribution is taken into account if it is paid to the Trust during the Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable period after the end of the Plan Year. An Excess Contribution that is recharacterized is taken into account in the Plan Year in which the Excess Contribution is includable in the Qualified Employee's gross income. An Employer matching contribution is taken into account for a Plan Year only if it is (1) made on account of the Qualified Employee's deferrals or after-tax contributions for the Plan Year, (2) allocated to the Qualified Employee's account during that Plan Year, and
                  (3) paid to the Trust by the end of the twelfth month following the close of that year. Any Employee after-tax contributions that are distributed pursuant to Section 9.4 shall be disregarded.

         (d) The term "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employee after-tax contributions and actual and deemed Employer matching contributions actually made on behalf of Eligible Employees who are Highly Compensated Employees for such Plan Year, over the maximum amount that would satisfy the Actual Contribution Percentage test. Such maximum amount shall be equal to the amount of contributions that would have been made on behalf of Highly Compensated Employees under the following procedure. Contributions made on behalf of the Highly Compensated Employee with the highest Actual Contribution Ratio are reduced until (1) the Plan satisfies the Actual Contribution Percentage test or (2) such Highly Compensated Employee's Actual Contribution Ratio is equal to the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio for the Plan Year. This process is repeated until the Plan satisfies the Actual Contribution Percentage test.

                  The Excess Aggregate Contributions for a Plan Year shall be allocated to each Highly Compensated Employee in an amount equal to the amount by which the Highly Compensated Employee's after-tax contributions and actual and deemed Employer matching contributions are reduced in accordance with the following procedure. The dollar amount of such contributions for the Plan Year made on behalf of the Highly Compensated Employee with the highest dollar amount of such contributions for the Plan Year is reduced to the extent required to (1) reduce the Plan's Excess Aggregate Contributions to zero, or
                  (2) cause such Highly Compensated Employee's dollar amount of such contributions for the Plan Year to equal such contributions made by the Highly Compensated Employee with the next highest dollar amount of such contributions for the Plan Year. This process is repeated until the Plan's Excess Aggregate Contributions are reduced to zero.

         If the Actual Contribution Percentage test is not met currently or on a projected basis, the Plan Administrator may ask Eligible Employees who are Highly Compensated Employees if they wish to decrease their contribution elections and/or may ask all other Eligible Employees if they wish to increase their contribution elections. If the Actual Contribution Percentage test is not satisfied after these voluntary adjustments are made, the Plan Administrator shall have the right to reduce the amount of the contribution election of Eligible Employees who are Highly Compensated Employees in an equitable manner. Any reduction of the amount to be contributed by Eligible Employees who are Highly Compensated Employees will apply only to the particular Plan Year or remainder of such Plan Year for which the Plan fails or may fail to satisfy the Actual Contribution Percentage test.

         If voluntary and involuntary adjustments during the Plan Year do not bring the Plan into compliance with the Actual Contribution Percentage test, the Plan Administrator shall forfeit, to the extent not vested under the Plan, or distribute the Excess Aggregate Contributions and income allocable thereto to the Participants to whose accounts such Excess Aggregate Contributions were allocated. Such distribution or forfeiture must take place after the close of the Plan Year in which the Excess Aggregate Contribution arose and within twelve months after the close of such Plan Year. Any distribution or forfeiture of Excess Aggregate Contributions for any Plan Year shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee.

         The income or loss applicable to Excess Aggregate Contributions shall be calculated under the same method used in Section 9.3 to allocate income or loss to Participants' accounts for the Plan Year in which the Excess Aggregate Contribution occurs. Alternatively, the Plan Administrator may calculate the income or loss allocable to the Excess Aggregate Contributions by multiplying the income or loss allocable to the Participant's Employer Matching Contribution Account and Employee After-Tax Contribution Account, and, if applicable, the Employee Deferral Account, the Qualified Nonelective Contribution Account and the Qualified Matching Contribution Account for the Plan Year (and for the period between the end of the Plan Year and the date of distribution (the gap period) if designated by the Plan Administrator) by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the Plan Year and the denominator of which is the Participant's account balance attributable to Employer matching contributions, Employee after-tax contributions, Employee deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions, as applicable, as of the beginning of the

Plan Year, plus the Participant's after-tax contributions and deferrals and allocable share of Employer matching contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions as applicable, for the Plan Year (and for the gap period, if designated by the Plan Administrator). Notwithstanding the preceding sentence, the Plan Administrator may elect to calculate income or loss for the gap period by using the method described in the preceding sentence to calculate income or loss for the Plan Year and then multiplying 10% of the result of that calculation by the number of calendar months that elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed since the end of the Plan Year, a corrective distribution that is made on or before the fifteenth day of the month is treated as made on the last day of the preceding month. A distribution made after the fifteenth day of the month is treated as made on the first day of the next month. Whichever method of calculating income or loss on Excess Aggregate Contributions is used, it must be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

         Notwithstanding anything in the Plan to the contrary, to the extent a matched Employee deferral must be distributed in order to comply with the requirements of Sections 4.2 or 4.9, the Employer matching contribution attributable to such deferral must be forfeited at the time of such distribution, unless it is an Excess Contribution or Excess Aggregate Contribution. If the Employer matching contribution is an Excess Contribution or Excess Aggregate Contribution, it shall be forfeited or distributed in accordance with Sections 4.9 and 4.10. Any Employer matching contributions that are forfeited pursuant to this paragraph shall be disregarded in determining whether the Actual Contribution Percentage test is satisfied.

SECTION 4.11.     OVERALL CONTRIBUTION LIMITATION.

         In no event, shall the total contribution for a Plan Year under this Article (not taking into account Sections 4.6 and 4.7) exceed the maximum amount deductible by the Employer for such Plan Year for federal income tax purposes, including any credit carry-over from one or more prior Plan Years.

SECTION 4.12.     SPECIAL RULES RELATED TO VETERAN'S REEMPLOYMENT RIGHTS.

         (a) A Reemployed Veteran shall not be treated as having incurred a Break in Service during a Plan Year by reason of the Reemployed Veteran's period of Qualified Military Service during the Plan Year.

         (b) A Reemployed Veteran's period of Qualified Military Service shall be taken into account in determining Years of Service under the Plan.

         (c) With respect to each Plan Year during which a Reemployed Veteran (1) performed Qualified Military Service, (2) was employed or performing Qualified Military Service on the last day of the Plan Year, (3) was credited with a Year of Service, and (4) was not otherwise entitled to an Employer discretionary contribution under Section 4.4, the Employer shall allocate to the Reemployed Veteran any Employer discretionary contributions in the same manner and to the same extent as the allocation of any Employer discretionary contributions were made for Participants who received such allocations during the period of Qualified Military Service.

         (d) During the period that begins on a Reemployed Veteran's Date of Reemployment and continues for the lesser of three times the duration of the period of Qualified Military Service or five years, a Reemployed Veteran may make contributions to his Employee Deferral Account and Employee After-Tax Contribution Account under Sections 4.2 and 4.6 equal to the Employee deferrals and after-tax contributions he would have been permitted to make had the Reemployed Veteran been a Participant during the period of Qualified Military Service, less any such contributions actually made during such period. The Employer shall make Employer matching contributions under
                  Section 4.3 with respect to Employee deferrals made under this
                  Section 4.12(d).

         (e) The Employer shall not be required to credit earnings or forfeitures to the Accounts of a Reemployed Veteran with respect to contributions made under Sections 4.12(c) or (d) for any period before such contributions are actually made to the Plan.

         (f) For purposes of applying the limitations on (i) elective contributions in Section 4.2 and Employer after-tax contributions in Section 4.6, (ii) annual additions in Section 9.4, and (iii) deductible contributions in Section 4.11, the limitations for the year to which a contribution under this
                  Section 4.12 relates (rather than the year in which such contribution is actually made) shall apply. Contributions under this Section 4.12 shall not be taken into account for purposes of the Average Deferral Percentage test under Section 4.9, the Average Contribution Percentage test under Section 4.10, or the Top Heavy Plan determination under Section 10.1.

         (g) For purposes of Sections 4.12(c) and (d) and applying the limitations on annual additions in Section 9.4, a Reemployed Veteran will be treated as having received Compensation for a Plan Year during which the Reemployed Veteran performed Qualified Military Service equal to (1) the Compensation the Reemployed Veteran would have received during such period if he or she had remained actively employed, determined based on the rate of pay he would have received from the Employer but for the period of Qualified Military Service, or (2) if the Compensation the Reemployed Veteran would have received during such period is not reasonably certain, the Reemployed Veteran's average Compensation for the 12-month period (or other period if his period of employment is shorter than 12 months) immediately before he commenced his Qualified Military Service.

         (h) The term "Reemployed Veteran" means any Employee who (i) terminated employment with the Employer, (ii) subsequently had the right to be reemployed by the Employer under Chapter 43 of Title 38 of the United States Code, and (iii) became reemployed by the Employer under that chapter.

         (i) The term "Qualified Military Service, means any service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code as in effect as of December 12, 1994) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

         (j) Notwithstanding any provision in the Plan to the contrary, contributions, benefits, and service credit with respect to Qualified Military Service will be provided in accordance with Code Section 414(u).

                                   ARTICLE 5
                               RETIREMENT BENEFITS

SECTION 5.1.      NORMAL RETIREMENT AND DELAYED RETIREMENT DATE.

         A Participant shall be eligible to retire and receive a retirement benefit effective as of his Normal Retirement Date. If the Participant remains in the employ of the Employer or any Related Employer after his Normal Retirement Date, he shall continue to be a Participant in the Plan until his actual retirement. Such Participant shall be entitled to receive his account balances under the Plan payable pursuant to Section 5.3.

SECTION 5.2.      DISABILITY RETIREMENT.

         If a Participant incurs a Disability and terminates employment with the Employer and all Related Employers, his retirement shall be effective as of the first day with respect to which he is entitled to receive benefits under the Employer's long-term disability plan. Such disabled Participant shall be entitled to receive his account balances under the Plan payable pursuant to
Section 5.3.

SECTION 5.3.      OPTIONAL FORMS OF DISTRIBUTION.

         Effective for Annuity Starting Dates on or after April 1, 2002, each Participant entitled to receive a retirement benefit pursuant to this Article may elect to have his vested account balances distributed in the form of a lump sum, installments (as described below) or in a combination of such methods of distribution at the time and in the manner described in Section 5.5 and as described below.

         Effective for Annuity Starting Dates before April 1, 2002, each Participant entitled to receive a retirement benefit pursuant to this Article may elect to have his vested account balances distributed under any one of the following optional methods of distribution at the time and in the manner described in Section 5.5.

         (a) Annuity: An annuity payable over a period not extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

         (b) Lump Sum: Payment of the Participant's interest in the Plan in a single sum in cash and/or shares of Employer Stock to the extent the Participant's accounts are made up of investments in Employer Stock.

         (c) Installments from Trust Fund: Payment of such amount to the Participant in approximately equal monthly, quarterly, semi-annual or annual installments over a period elected by the Participant of not more than 30 years. A Participant, Inactive Participant or Beneficiary may change the frequency with which installment payments are made once in each calendar year. The total amount credited to the accounts of the Inactive Participant shall remain in the Fund and shall be adjusted as of each Adjustment Date as provided in the Plan, and such installments shall be modified to reflect such adjustments. If the Participant dies prior to the exhaustion of his accounts, the payments shall continue to his Beneficiary in the manner chosen by the Participant subject to the provisions of Section 5.9.

         (d) Combination: A combination of a lump sum payment (in cash and/or in shares of Employer Stock to the extent the Participant's accounts are made up of investments in Employer Stock) and an annuity or installments.

         Any benefits payable in the form of an annuity shall be purchased from a legal reserve life insurance company with the total amount credited to the accounts of the Participant. Such annuity shall comply with the distribution requirements of Code Section 401(a)(9) and the regulations thereunder.

         In no event shall payments under any optional method extend beyond the later of the lifetime of the Participant, the lifetime of the Participant and the Participant's Beneficiary, the life expectancy of the Participant or the joint life expectancies of the Participant and his Beneficiary.

         Notwithstanding any provision of the Plan to the contrary, effective as of the date of the signing of this restatement of the Plan, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001 (the "2001 Proposed Regulations"). If the total amount of distributions made to an individual for 2001 are equal to or greater than the amount of the required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such individual for 2001. If the total amount of distributions made to an individual for 2001 are less than the amount of the required minimum distributions determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for such individual for 2001 will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This provision shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

SECTION 5.4.      PAYMENT OF SMALL BENEFITS.

         Notwithstanding the above, if a Participant's vested interest in all accounts other than his Employee Rollover Contribution Account is less than or equal to $5,000, then payments shall be made to the Participant in a lump sum or installments as soon as practicable following termination of employment with the Employer and all Related Employers.

SECTION 5.5.      ELECTION OF OPTION.

         A payment option as set forth in Section 5.3 shall be elected, changed or revoked by the Participant, his guardian, or attorney-in-fact, by written notice filed with the Plan Administrator during the election period specified below, provided, however:

         (a) A beneficiary under an option with benefits payable for a period certain may be changed by written notice to the Plan Administrator.

         (b) For periods before April 1, 2002, a married Participant shall be deemed to have elected a joint and one-half life survivor annuity with his spouse as his Beneficiary unless he makes an affirmative election not to take such an annuity. A joint and one-half survivor annuity is an annuity that commences immediately and is equal in value to a single life annuity. Under a joint and one-half survivor annuity, annuity payments continue to the Participant's Beneficiary following the Participant's death at a rate equal to 50% of the rate at which such payments were made to the Participant. A Participant may elect to receive a smaller lifetime annuity benefit with continuation of benefit payments to the Participant's Beneficiary at a rate of 75% or 100% of the rate payable to the Participant during his or her lifetime. Such alternative benefit shall be equal in actuarial value to the joint and one-half survivor annuity.

         (c) If the Beneficiary under a joint and one-half survivor option dies before the commencement of payments, the election shall be inoperative.

         (d) For periods before April 1, 2002, if a timely election shall not have been made, payment shall be made in a life annuity to an unmarried Participant, unless otherwise provided herein.

                  For purposes of this Section 5.5, a former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

         Notwithstanding the above, any election by a Participant pursuant to
(b) above not to provide a joint and one-half (or greater) survivor annuity with his spouse as the named Beneficiary shall not take effect unless the Participant's spouse consents in writing to such election and the consent acknowledges the effect of such election. The spouse's consent must be witnessed by a Plan representative or a notary public or it must be established to the satisfaction of a Plan representative that the consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

SECTION 5.6.      ELECTION PERIOD.

         A Participant may elect the method of benefit payment during the 90-day period ending on his Annuity Starting Date. Any election made during the election period shall be revocable, and another such election may be made at any time prior to the close of the election period, at which time the last such election, which shall have been made, shall be irrevocable. Any such election, and any revocation thereof, shall be made by notice in writing to the Plan Administrator in a form, which is satisfactory to the Plan Administrator.

SECTION 5.7.      INFORMATION TO BE GIVEN PARTICIPANTS.

         Consistent with regulations prescribed by the Secretary of the Treasury and no less than 30 days and no more than 90 days before a Participant's Annuity Starting Date, a written statement shall be mailed or personally delivered to him setting forth a general description of the distribution options under the Plan and in the case of Annuity Starting Dates before April 1, 2002, a description of the joint and one-half survivor annuity, as well as the circumstances under which it shall be provided unless the Participant shall elect another form of payment, the availability of such election, and a general explanation of the financial effect of such election. Such written statement shall also include a statement of the rights of the Participant's spouse to the extent required by Section 5.5. Statements with respect to Annuity Starting Dates before April 1, 2002 shall further notify the Participant that he may request in writing at any time during the election period specified above, an additional written statement of the terms and conditions of the joint and one-half survivor annuity and the financial effect of payment in some method other than the joint and one-half survivor annuity. Distribution may commence less than 30 days after the notice described above is given, provided the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution and such distribution commences at least 7 days after the written statement described above was provided.

SECTION 5.8.      WAIVER ELECTIONS.

         For Annuity Starting Dates before April 1, 2002, within a reasonable period of time (consistent with regulations prescribed by the Secretary of the Treasury) before the date a distribution of a Participant's interest is to be made, the Plan Administrator shall provide the Participant a written explanation of the terms and conditions of the joint and one-half survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and one-half survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. A Participant's waiver election is not valid unless:

         (a) the Participant makes the waiver election within the period that begins on the first day of the 90-day period ending on the Annuity Starting Date and ends on the later of the Annuity Starting Date or the 30th day after the Plan Administrator provides the Participant with the written statement described in Section 5.7 (unless the Participant waives such 30-day requirement as provided in Section 5.7), and

         (b) the Participant's spouse has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, a notary public witnesses the spouse's signature on the consent and, where applicable, such election designates a Beneficiary which may not be changed without the spouse's consent or the spouse expressly permits a designation by the Participant without any requirement of further consent of the spouse.

SECTION 5.9.      COMMENCEMENT OF BENEFITS.

         (a) In accordance with Code Section 401(a)(14), unless the Participant elects otherwise, benefits under the Plan must begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                  (1)      the Participant attains Normal Retirement Age,

                  (2) the Participant terminates his service with the Employer, or

                  (3) the tenth anniversary of the year in which the Participant commences participation in the Plan.

         (b) A Participant may elect to receive his vested benefits under the Plan at any time following termination of employment with the Employer and all Related Employers (including at any time following the time for distribution provided in (a) above), but must begin receiving benefits no later than the Participant's Required Beginning Date, as defined in (c) below.

         (c) The Required Beginning Date of a Participant is generally the April 1 of the calendar year following the later of the calendar year in which the Participant (1) attains age 70 1/2 or (2) retires.

                  The Required Beginning Date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the April 1 following the calendar year in which the Participant attains age 70 1/2.

                  For purposes of this Section, a Participant is considered a 5% owner if such Participant is a 5% owner as defined in Section 10.3(c) without regard to whether the Plan is top-heavy, in any Plan Year beginning with the Plan Year in which the Participant attains age 66 1/2.

                  Once distributions have begun to a 5% owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

         (d) A Participant may elect to receive benefits under the Plan as of the April 1 following the calendar year in which he attains age 70 1/2, regardless of whether he has terminated employment with the Employer and all Related Employers.

SECTION 5.10.     CONSENT REQUIREMENT.

         Notwithstanding anything in the Plan to the contrary, no distribution shall commence to a Participant prior to age 65 without the written consent of the Participant, unless his total vested account balance in all accounts other than his Employee Rollover Contribution Account does not exceed $5,000. The consent of the Participant shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant of the right to defer any distribution until the date a distribution is required under Section 5.9. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

         Notwithstanding the above, with respect to an Annuity Starting Date before April 1, 2002, spousal consent is not required if the distribution is in the form of a joint and one-half (or greater) survivor annuity.

SECTION 5.11.     ROLLOVER OF DISTRIBUTIONS.

         Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, provided, however, with respect to any portion of an Eligible Rollover Distribution attributable to after-tax contributions an Eligible Retirement Plan shall include only an individual retirement account or annuity described in Code
Section 408(a) or 408(b) or a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to account separately for amounts so transferred, including separately accounting for the portion of such distribution that is includable in gross income and the portion of such distribution that is not so includable.

SECTION 5.12.     TRANSITION RULE.

         Notwithstanding the above distribution requirements, distribution on behalf of any Participant, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

         (a) The distribution by the trust is one, which would not have disqualified such trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

         (b) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the trust is being distributed or if the Participant is deceased, by a Beneficiary of such Participant.

         (c) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

         (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

         (e) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and, in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

         Unless paid to a surviving spouse under a qualified joint and survivor annuity, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

         A distribution upon death will not be covered by this transition rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

         For any distribution that commenced before January 1, 1984 but continued after December 31, 1983, the Participant or Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (a) and (e) above.

         If a designation is revoked, any subsequent distribution must satisfy the requirements of the preceding subsections of this Section. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

SECTION 5.13.     VALUATION OF ACCOUNTS FOR DISTRIBUTIONS.

         The value of a Participant's account for purposes of any distribution made pursuant to the Plan shall be determined as of the Adjustment Date with respect to which such distribution is actually processed.

                                   ARTICLE 6

                                 DEATH BENEFITS

SECTION 6.1. DEATH PRIOR TO ANNUITY STARTING DATE.

      If a Participant dies prior to his Annuity Starting Date, his Beneficiary shall be entitled to receive the balance of the Participant's vested accounts, if any, determined as of the Adjustment Date coincident with or next following his death. Such amount shall be paid to the Beneficiary or applied for his benefit in a manner selected by the Beneficiary in accordance with Sections 5.3 and 5.9 and this Article 6.

      Any interest to which a designated Beneficiary is entitled under this Section will be paid (1) over a period not exceeding the longer of the lifetime or life expectancy of the Beneficiary, provided such payment commences within one year after the Participant's death, or (2) in its entirety within five years after the Participant's death.

     Notwithstanding the above, if the spouse is the designated Beneficiary, distributions will not be required to begin under item (1) above earlier than the date on which the deceased Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse are required to begin, the benefit due shall be paid to the spouse's Beneficiary pursuant to the preceding paragraph by reference to the spouse's date of death. The spouse may elect to have distributions commence within the 90-day period following the date of the Participant's death.

      If the Participant's designated Beneficiary or spouse, if any, does not survive the Participant, or if a single Participant fails to name a Beneficiary, such payments will be made to the Participant's estate in a lump within five years after the Participant's death. If a Beneficiary is receiving or is entitled to receive payments from the Plan and dies before receiving all of the payments due him, any remaining payments shall be made to the contingent Beneficiary, if any, in a lump sum. If there is no contingent Beneficiary, the remaining payments shall be made to the estate of the Beneficiary in a lump sum, provided, however, that in the case of a spouse Beneficiary, such spouse may elect a Beneficiary to receive any remaining payments. If payment is being made to a contingent Beneficiary who dies, the remaining payments shall be made to the estate of the contingent Beneficiary in a lump sum.

SECTION 6.2.    DEATH FOLLOWING THE ANNUITY STARTING DATE.

         If a Participant dies after the Annuity Starting Date, payments (if any are appropriate) shall be made in accordance with the method of payment elected by the Participant pursuant to Section 5.5 and Code Section 401(a)(9) and the regulations thereunder.

SECTION 6.3.    DESIGNATION OF BENEFICIARY.

         Each Participant may name a Beneficiary on a form provided by the Plan Administrator and delivered to the Plan Administrator. Such designation may include more than one person with one or more secondary or contingent Beneficiaries and shall be subject to change upon written request of such Participant in the same manner as the original designation.

         A married Participant shall be deemed to have designated his spouse as his Beneficiary unless he makes an alternative Beneficiary designation and the spouse of such Participant consents in writing to another named Beneficiary in accordance with Section 6.4.

SECTION 6.4.    SPOUSAL CONSENT FOR BENEFICIARY DESIGNATION.

         Any election by a Participant to name a Beneficiary other than his spouse shall be invalid unless:

         (a)      (1)      the spouse consents in writing to such election,

                  (2) such election designates a Beneficiary that may not be changed without the spouse's consent or the spouse expressly permits a designation by the Participant without any requirement of further consent of the spouse,

                  (3) the spouse's consent acknowledges the effect of such election, and

                  (4) the spouse's consent is witnessed by a Plan representative or a notary public, or

         (b) It is established to the satisfaction of a Plan representative that the consent of the spouse cannot be obtained because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

         (c) Any consent by a spouse, or the establishment that the consent of a spouse may not be obtained, shall be effective only with respect to such spouse.

SECTION 6.5.    PAYMENT OF SMALL DEATH BENEFITS.

         Notwithstanding the above, if the Participant's vested interest in his accounts other than his Employee Rollover Contribution Account is less than or equal to $5,000, then payments shall be made to the spouse or other named Beneficiary in a lump sum as soon as administratively practicable after the Participant's death.

SECTION 6.6.    QUALIFIED DOMESTIC RELATIONS ORDER.

         For purposes of this Article 6, a former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p) and Section 13.1.

                                    ARTICLE 7

                                     VESTING

         (a) Each Participant shall have a fully vested interest in his Employee Deferral Contribution Account, his Employee After-Tax Contribution Account, his Employee Rollover Contribution Account, his Qualified Matching Contribution Account and his Qualified Nonelective Contribution Account at all times.

         (b) Service after five consecutive one-year Breaks in Service shall not be used to increase a Participant's vested interest in his Employer Matching Contribution Account or his Employer Discretionary Contribution Account as they existed prior to the five consecutive one-year Breaks in Service.

         (c) Each Participant shall be fully vested in his Employer Matching Contribution Account and Employer Discretionary Contribution Account upon the first to occur of the following:

                  (1) Attainment of his Normal Retirement Age while employed by the Employer or any Related Employer (whether or not the Participant actually retires);

                  (2) The date on which he first qualifies for Disability retirement;

                  (3) The date of his death while employed by the Employer or any Related Employer; or

                  (4) The date of completion of six (6) or more Years of Service.

         (d)

                           A Participant credited with at least one Hour of Service on or after January 1, 2002 shall be vested in the applicable percentage of his Employer Matching Contribution Account and Employer Discretionary Contribution Account as follows:

                                 Number of Years
                                    of Service          Percentage
                           --------------------------   ----------
                            Less than 2                     0%
                              2                            20%
                              3                            40%
                              4                            60%
                              5                            80%
                              6 or more                   100%

                  A Participant who is not credited with at least one Hour of Service on or after January 1, 2002 will be vested in the applicable percentage of his Employer Matching Contribution Account and

                  Employer Discretionary Contribution Account as follows:

                         Number of Years
                            of Service                Percentage
                         ---------------              ----------
                            Less than3                      0%
                               3                           25%
                               4                           50%
                               5                           75%
                               6 or more                  100%

         (e) Notwithstanding the above, an Employer matching contribution shall not be treated as forfeitable merely because such contribution is forfeitable if the contribution to which the matching contribution relates is treated as an excess deferral under Section 4.2, an Excess Contribution under Section 4.9, or an Excess Aggregate Contribution under Section 4.10.

         (f) Each Participant shall be fully vested in the amount credited to his Gray Communications Transfer Account and in the subaccounts thereof.

                                   ARTICLE 8

                        DISTRIBUTIONS PRIOR TO RETIREMENT


SECTION 8.1.    WITHDRAWAL OF EMPLOYER CONTRIBUTIONS.

         Twice per calendar year, upon application to the Plan Administrator, a Participant may withdraw all or any portion of the value of his vested interest in his Employer Matching Contribution Account but only to the extent of amounts that have been credited to such account for at least two years prior to the distribution. The amount of any distribution pursuant to this Section cannot be less than $500 (or, if less, the entire amount of the account eligible for withdrawal.) If a Participant makes such a withdrawal, he shall not be allowed to make Employee deferrals until the Entry Date that is three (3) full calendar months after the date of withdrawal.

         If such a distribution is made at a time when a Participant is less than 100% vested in the Employer Matching Contribution Account, then at any future date his vested interest in the account from which the distribution was made will be determined by applying the following formula to that account.

             X =  P(AB + D) - D

         Where:   X is the Participant's vested interest at the relevant date.
                  P is the Participant's vested percentage at the same relevant date.
                  AB is the Participant's account balance on that relevant date. D is the amount of the distribution(s) previously made.

SECTION 8.2.    WITHDRAWAL AT AGE 59 1/2.

         After attaining age 59 1/2, upon application to the Plan Administrator, a Participant may withdraw all or any part of his Employee Deferral Account, Qualified Nonelective Contribution Account and Qualified Matching Contribution Account.

SECTION 8.3. WITHDRAWAL OF EMPLOYEE AFTER-TAX CONTRIBUTIONS AND EMPLOYEE ROLLOVER CONTRIBUTIONS.

         Upon application to the Plan Administrator, a Participant may withdraw all or any portion of his Employee After-Tax Contribution Account and/or his Employee Rollover Contribution

Account. The amount of any distribution pursuant to this Section cannot be less than $500 (or, if less, the entire amount of the account eligible for withdrawal.)

SECTION 8.4.    WITHDRAWAL AFTER NORMAL RETIREMENT AGE.

         A Participant who attains his Normal Retirement Age and continues as an Employee of the Employer or any Related Employer may, upon written request to the Plan Administrator, withdraw all or any part of his Employer Discretionary Contribution Account.

SECTION 8.5.    TERMINATION OF EMPLOYMENT BEFORE RETIREMENT.

         If a Participant terminates employment with the Employer and all Related Employers before he is eligible for a retirement benefit under Section
5.1 or 5.2, his vested percentage will be determined pursuant to Article 7. If such Participant's vested interest in all his accounts other then his Employee Rollover Account exceeds $5,000, then his vested interest shall be held in the Trust until the date the Participant becomes eligible for and elects to receive
(1) a Disability retirement benefit under Section 5.2 or (2) a normal retirement benefit under Section 5.1, provided, however that such a Participant may request a distribution to be paid as soon as administratively feasible after he terminates employment or may delay distribution in accordance with Section 5.9. Benefits will be paid as provided in Article 5. If such Participant's vested interest in all his accounts other than his Employee Rollover Account has not exceeded $5,000 at the time of any distribution, then his vested interest shall be paid to him as soon as administratively feasible after he terminates employment. With respect to distributions from the Employee Deferral Account, a Participant "terminates employment" upon a "severance from employment" within the meaning of Code Section 401(k)(2)(B)(i)(I), regardless of when the severance from employment occurred.

         Any portion of a Participant's Employer Matching Contribution Account and Employer Discretionary Contribution Account, which is not vested under
Article 7, shall be forfeited upon the first to occur of five consecutive one-year Breaks in Service or the distribution of the Participant's entire vested interest in all of his accounts. Any Forfeitures attributable to the Participant's Employer Matching Contribution Account shall be used to reinstate any forfeited Employer Matching and Discretionary Contribution Accounts pursuant to Section 8.7. Any such remaining Forfeitures will be used as of such Adjustment Date to reduce Employer matching contributions. Any Forfeitures attributable to the Participant's Employer Discretionary

Contribution Account shall be allocated as Employer discretionary contributions pursuant to Section 4.4.

SECTION 8.6.    DEEMED DISTRIBUTION.

         Any individual whose employment with the Employer and all Related Employers has terminated prior to that individual obtaining any nonforfeitable accrued benefit under the Plan shall be treated as having been cashed-out of the Plan on his termination date, and his status as a Participant in the Plan shall cease as of that date, subject to his right to again commence participation, as otherwise provided by the Plan.

SECTION 8.7. VESTING WHEN A PARTICIPANT TERMINATES EMPLOYMENT, RECEIVES A DISTRIBUTION AND IS REHIRED PRIOR TO FIVE CONSECUTIVE ONE-YEAR BREAKS IN SERVICE.

         If a Participant receives a distribution due to his termination of participation in the Plan, forfeits his nonvested interest and is rehired prior to the date on which the number of his consecutive one-year Breaks in Service equals or exceeds five, he will be given the opportunity to repay all amounts derived from Employer contributions distributed to him. Following such repayment, the Employer Matching Contribution Account and Employer Discretionary Contribution Account of the Participant shall be restored to their values as of the date of the distribution. All such repayments must be made before the earlier of (1) the Participant incurs five consecutive one-year Breaks in Service commencing after such distribution or (2) the fifth anniversary of the date the Participant is rehired. If a terminated Participant is deemed to have received a distribution pursuant to Section 8.6 and resumes employment covered under the Plan before incurring five consecutive one-year Breaks in Service, the Participant's accounts will be restored to their values as of the date of the deemed distribution.


         Any restoration required will come from the following sources in the order listed: (1) Forfeitures, (2) income or gain to the Plan, (3) Employer contributions. Contributions may be made for such reinstatement even if the Employer has no current or accumulated Net Profits.

SECTION 8.8.    HARDSHIP DISTRIBUTIONS.

         In case of hardship, any Participant may apply to the Plan Administrator for distribution of all or a portion of the value of his (1) Employee Deferral Account as of the later of December 31, 1988 or the end of the last Plan Year ending before July 1, 1989, plus any subsequent deferrals

(not including any gain on such deferrals), (2) Qualified Nonelective Contribution Account and (3) Qualified Matching Contribution Account, in such order. As used in this Section, a "hardship" will be deemed to exist if the distribution is necessary in light of immediate and heavy financial needs of the Participant and if funds to alleviate such financial needs are not reasonably available from other resources of the Participant.

         A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

         (1) Expenses for medical care described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d).

         (2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments).

         (3) Payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Code Section 152).

         (4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

         (5) Such other needs as may be allowable under Treasury Regulations, revenue rulings, notices, and other documents of general applicability.

         A distribution deemed to be necessary to satisfy an immediate and heavy financial need of a Participant is not reasonably available from other resources of the Participant if all of the following requirements are satisfied:

         (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

         (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

         (3) The Plan, and all other plans maintained by the Employer and Related Employers, provides that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
                  Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

         (4) The Participant is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective contributions and Employee contributions to the Plan and all other qualified and nonqualified plans providing for deferred compensation maintained by the Employer or any Related Employer for six months after receipt of the hardship distribution. With respect to a hardship distribution made during the period from January 1, 2001 through December 31, 2001, the foregoing prohibition on contributions shall apply for the period ending on the later of January 1, 2002 or six months after receipt of the hardship distribution.

         If the Plan Administrator, based on the above standards, reasonably determines a hardship exists or is imminent, he may direct the distribution of hardship benefits as of the Adjustment Date coincident with or next succeeding the determination of hardship, provided, that interim payments may be made if necessary. The hardship distribution shall be made in a lump-sum payment and shall not cause a suspension of Employer contributions, unless otherwise required as a condition of receiving such distribution.

         The Participant may elect to waive the 30-day notice period regarding distributions under Code Section 417 in accordance with the last sentence of
Section 5.10 after being clearly informed that he has the right to a period of at least 30 days after receiving the notice to consider whether to elect a distribution.

         The amount of any hardship distribution under this Section shall not exceed the lesser of:

         (a) An amount as determined by the Plan Administrator to be sufficient to alleviate the hardship, or

         (b) The value of the Participant's Employee Deferral Account as of December 31, 1988, plus any Employee deferrals after that date, but not to exceed the value of his account balance reduced by the value of any portion of such balance that secures any outstanding loans.

         The Plan Administrator shall apply the provisions of this Section on a uniform and consistent basis to all Participants in similar circumstances, shall make any rules or regulations as necessary and shall prescribe the use of such forms or any other powers he deems necessary to properly carry out the provision and intent of this Section.

SECTION 8.9.    LOANS TO PARTICIPANTS.

         (a) At the request of a Participant to whom loans must be made available under Department of Labor Regulations, the Plan Administrator, in its sole discretion, may lend such individual an amount which, when added to the individual's outstanding loans from the Plan and any other plan maintained by this Employer or a Related Employer, is not in excess of the lesser of:

         (1)      $50,000, reduced by the excess (if any) of:

                  (A) The highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over

                  (B) The outstanding balance of loans from the Plan on the date on which such loan was made, or

         (2) Fifty percent of his vested interest in his account balances as of the Adjustment Date coinciding with or immediately preceding the date of the loan.

                  In no event, however, shall a loan be made to an individual if the granting of such loan would cause the Plan to violate the nondiscrimination requirements of Code Section 401(a)(4).

                  All decisions by the Plan Administrator on loan applications shall be made on a reasonably equivalent, uniform and nondiscriminatory basis. However, the Plan Administrator may apply different terms and conditions for eligible borrowers who are not actively employed by the Employer or a Related Employer, or for whom payroll deduction is not available, and the Plan Administrator may change the terms of an outstanding loan to the extent required to comply with applicable law.

     (b) All loans made pursuant to the above subsection (a) must be in accordance with the following loan procedures:

         (1) Responsible Party. The Plan Administrator shall be responsible for all loans made under the Plan. The Plan Administrator may, however, establish a loan committee to assist the Plan Administrator in administering the loan program.

         (2) Loan Application. An application for a loan shall be made in writing to the Plan Administrator on a form approved by the Plan Administrator.

         (3) Amount of Loan. The minimum loan amount shall be $500. The maximum loan amount shall be governed by this Section.

         (4) Interest Rate. Each loan shall bear interest at a reasonable rate established by the Plan Administrator as of the date the loan is made. Such rate must be commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

         (5) Term of Loan. Except as otherwise provided below, the term of any loan shall be set by mutual agreement between the Plan Administrator and the borrower, but such term shall in no event exceed five (5) years. Notwithstanding the above, the term of any loan used to acquire a principal residence of a Participant may exceed 5 years.

         (6) Collateral. Each loan shall be made against collateral, such collateral being the assignment of up to 50% of the borrower's entire right, title and vested interest in and to his accounts under the Plan represented by fraction, the numerator of which is the amount of such loan and the denominator of which is the borrower's account balances. Each loan shall supported by the borrower's promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

         (7) Loan Repayment. Repayment of loans shall be made in equal quarterly, monthly, semi-monthly or weekly installments by payroll deduction as specified in the loan agreement. Notwithstanding the foregoing, while a borrower is on an unpaid Leave of Absence, he may suspend repayment for a period of up to one year to the extent such suspension will not cause the loan to violate the term requirements under item (5) above, or he may continue to make loan repayments by cash or check. Substantially level amortization (with payments not less frequently than quarterly) is required over the term of the loan.

         (8) Number of Loans. Only one loan in any 3-month period shall be made to a borrower, and a borrower may have up to 2 loans outstanding at any one time, provided, however, that a Participant with 3 loans outstanding as of December 31, 2001 may continue the loans then outstanding.

         (9) Effect on Plan Assets. In the event of a loan, the amount of such loan shall be removed from the Participant's Employee After-Tax Contribution Account, Employee Deferral Account, Employee Rollover Contribution Account and his Employer Matching Contribution Account on a pro-rata basis and transferred to a special loan account in the name of the borrower. As of each Adjustment Date following the making of the loan and until the loan is repaid, all payments on the loan, including interest, shall be reallocated from the Participant's loan account to the accounts specified in the preceding sentence in accordance with the borrower's investment election currently in effect.

         (10) Default. In the event payments of principal and interest are not made on a timely basis, the Plan Administrator may either call the loan in full or charge a late penalty fee at such rate as the Plan Administrator shall establish. If a loan is called due to a default in payment of principal and interest, the outstanding balance of the loan plus interest will be deducted from the borrower's loan account at the time the borrower or his Beneficiary receives a distribution from the Plan.

         (11) Loan Acceleration. All loans which a borrower has outstanding will be immediately due and payable if the borrower terminates employment. At that time, the current outstanding balance of such loans, including interest, will be deducted from his loan account. If the borrower terminates employment but is permitted by the Plan Administrator to roll over a loan note to an eligible retirement plan in a direct rollover pursuant to Section 5.11, then the loan will not be immediately due and payable, and the outstanding loan balance will not be deducted from the loan account under this Section 8.9(b)(11).

         (12) Loan Origination Fee. Each borrower shall be assessed a loan origination fee in such amount as the Plan Administrator shall determine which shall be collected at the time the loan is made.

         (13) Modification of Loan Procedures. The Plan Administrator may add to, delete, or otherwise modify these loan procedures in such manner as the Plan Administrator deems appropriate.

         (14) Military Service. Loan repayments will be suspended during a period of Qualified Military Service as defined in Section 4.12(i) hereof.

SECTION 8.10.   SPOUSAL CONSENT.

         Effective for periods before April 1, 2002, all withdrawals and loans made pursuant to this Article 8 shall be subject to the spousal consent requirements of Section 5.5.

SECTION 8.11.   ADMINISTRATOR RULES

         The Plan Administrator shall have the discretion to make such uniform nondiscriminatory rules as he deems necessary or desirable to handle distributions and loans under this Article 8, including, but not limited to, rules regarding the manner and timing of distribution and loan requests.

                                    ARTICLE 9

                                    ACCOUNTS


SECTION 9.1.    ESTABLISHMENT OF ACCOUNTS.

         The Plan Administrator shall determine the Participants, Inactive Participants, and Beneficiaries who are entitled to one or more of the allocations hereinafter described, and shall, as of each Adjustment Date, prepare a statement showing the information necessary to make the proper allocation. This information shall include the full names of all Participants, Inactive Participants, and Beneficiaries, the amount of Employer matching and discretionary contributions, the amount of each Participant's deferral and after-tax contributions and rollover contributions and the names of the Inactive Participants whose employment has terminated, along with the dollar amounts any of these Inactive Participants will forfeit and the date the Forfeitures will be effective.

         The Plan Administrator shall maintain for each Participant a separate Employee Deferral Account to record his interest in the Trust Fund that is attributable to his deferrals, a separate Employer Matching Contribution Account to record his interest in the Trust Fund that is attributable to Employer matching contributions, a separate Employer Discretionary Contribution Account to record his interest in the Trust Fund that is attributable to Employer discretionary contributions, a separate Employee After-Tax Contribution Account to record his interest in the Trust Fund that is attributable to Employee after-tax contributions, a separate Employee Rollover Contribution Account to record his interest in the Trust Fund that is attributable to Employee rollover contributions, a separate Qualified Matching Contribution Account to record his interest in the Trust Fund that is attributable to Qualified Matching Contributions, and a separate Qualified Nonelective Contribution Account to record his interest in the Trust Fund that is attributable to Qualified Nonelective Contributions.

         The accounts of each Participant shall be made up of subaccounts reflecting the Participant's investment elections. Each subaccount shall be adjusted as provided in Section 9.3 of the Plan.

SECTION 9.2.      INVESTMENT ELECTIONS.

         Each Participant shall elect the manner in which his Employee after-tax contributions, if any, Employee deferrals, rollover contributions, Employer matching and discretionary contributions and Qualified Matching and Nonelective Contributions are to be invested. Investment elections must be made in 1% increments. In accordance with procedures established by the Plan Administrator, any such election shall specify how any present balance, as of the day before the effective date of the election, and/or any additional contributions, shall be invested. The Committee shall, from time to time, designate the investment funds available for Participant-directed investments pursuant to this Section. Any accounts for which an investment election has not been made shall be invested in the most conservative investment option available under the Plan as determined in the sole discretion of the Plan Administrator. The Plan Administrator shall have the discretion to make any rules related to investments as he deems desirable, including, but not limited to, rules related to the form and timing of investment elections.

SECTION 9.3.      ACCOUNT ADJUSTMENTS.

         The accounts of each Participant, Inactive Participant, and Beneficiary shall be valued based on the number of units or shares of each Fund comprising such accounts. The fair market value of each Fund shall be determined as of each Adjustment Date. When a Participant's accounts are credited with an allocation of any Employee deferrals and/or contributions and/or Employer contributions, direct transfers from other qualified plans, rollover contributions, principal and interest payments on any loans made to the Participant, and/or distribution repayments pursuant to the buyback provisions of Article 8 and/or reallocated Forfeitures, all in accordance with the terms of the Plan, the value of such allocation shall be used to purchase units or shares and added to such Participant's accounts. When any distributions, loans, withdrawals, Forfeitures, transfers between Funds, and/or administrative fees are charged against the accounts of a Participant, Inactive Participant, or Beneficiary in accordance with the terms of the Plan, the number of units or shares equal in value to the amount paid from such accounts shall be deducted from the outstanding units or shares.

SECTION 9.4.    LIMITATION ON ANNUAL ADDITIONS.

         Notwithstanding the foregoing, annual additions to each Participant's accounts under all defined contribution plans sponsored by the Employer or any Related Employer for any Limitation Year shall not exceed the lesser of $40,000 (as adjusted for cost-of-living increases pursuant to Code Section 415(d)) or 100% of the Participant's compensation for such Limitation Year.

         Compensation, for purposes of this Section 9.4 and Sections 9.5 and 9.6, shall have the same meaning as the term "participant's compensation" as defined under Code Section 415(c)(3) and the regulations thereunder.

         Annual additions shall mean the aggregate of Employer contributions, Employee deferrals, Forfeitures, and the Participant's after-tax contributions allocated to each Participant's accounts during the Limitation Year. Annual additions shall also include amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer or a Related Employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Employer.

         Excess deferrals that are distributed in accordance with Section 4.2 are not annual additions.

         If, due to the allocation of Forfeitures, a reasonable error in estimating compensation, or a reasonable error in determining the amount of deferrals that would be made for a Participant, the annual additions made to the Plan on behalf of any Participant exceed the maximum, the Employer shall treat the excess amount of such annual additions as follows until the Participant's annual additions do no exceed the amount provided above:

         (a) First, that portion of the Participant's after-tax contributions (and earnings thereon) that causes the Participant's accounts to exceed the maximum annual additions shall be returned to the Participant.

         (b) Second, that portion of the Participant's pre-tax deferrals that causes the Participant's accounts to exceed the maximum annual additions shall be returned to the Participant.

         (c) Third, the Employer shall deposit into an individual suspense account that portion of the amount in the Participant's Employer Discretionary Contribution Account and Employer Matching Contribution Account, in that order, that exceed the maximum annual additions.

         (d) The amount in the individual suspense account will be used to reduce the Employer discretionary contributions and the Employer matching contributions in that order for that Participant for the next Limitation Year and any succeeding Limitation Years as long as the Participant is covered by the Plan at the end of the Limitation Year.

         (e) If such Participant is not covered by the Plan at the end of any Limitation Year, then such amounts shall be held unallocated in a suspense account for the Limitation Year and shall be allocated and reallocated in the next Limitation Year (and succeeding Limitation Years, as necessary) to all of the remaining Participants. Such amounts must be used to reduce Employer contributions in the Limitation Year (and succeeding Limitation Years, as necessary).

         (f) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of Trust investment gains and losses pursuant to Section 9.3.

                                   ARTICLE 10

                            TOP-HEAVY PLAN PROVISIONS

SECTION 10.1.   DETERMINATION DATE.

         If, as of the Determination Date, the Plan is a Top-Heavy Plan, as defined in Section 10.2, the provisions of this Article 10 shall apply.

         The Determination Date with respect to any Plan Year shall be the last day of the preceding Plan Year, which shall also serve as the valuation date for testing purposes.

SECTION 10.2.   TOP-HEAVY PLAN.

         (a) The Plan shall be considered a Top-Heavy Plan, if, as of the Determination Date, either

                  (1) the aggregate of all account balances of Key Employees under the Plan exceeds 60% of the sum of all accounts of all Employees under the Plan excluding former Key Employees, or

                  (2)      the Plan is part of a Top-Heavy Group, as defined in
                           Section 10.5.

                           Notwithstanding anything in this subsection (a), if the Plan is part of an aggregation group, as defined in Section 10.5, that is found not to be Top-Heavy, then the Plan shall not be a Top-Heavy Plan.

         (b) When determining whether the Top-Heavy rules apply for any Plan Year:

                  (1) Rollover contributions initiated by an Qualified Employee and accepted by the Plan after December 31, 1983 will not be recognized with respect to the Plan if the rollover contributions came from a plan not maintained by an Employer or a Related Employer.

                  (2) Any account balances for an Employee who is not currently a Key Employee, but at one time was a Key Employee, shall not be recognized for the Plan Year ending on the Determination Date.

                  (3) The account balances for an Employee shall include aggregate distributions made with respect to such Employee under the Plan during the one-year period ending on the Determination Date, except for the distributions made to former Key Employees excluded above and distributions rolled over to a plan maintained by the Employer or a Related Employer. The preceding sentence shall apply to distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Code Section 416(a)(2)(B). In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting "five-year period" for "one-year period."

                  (4) If an individual has not performed any service for the Employer at any time during the one-year period ending on the Determination Date, any accrued benefit or account balance for such individual shall not be taken into account.

SECTION 10.3.   KEY EMPLOYEE

         Key Employee shall mean any Employee or former Employee (including any deceased employee) who, at any time during the Plan Year that includes the Determination Date is:


         (a) an officer of the Employer having an annual Compensation greater than $130,000 (as it may be increased by the Secretary of the Treasury for any applicable cost of living increases), provided, however, that the maximum number of officers considered Key Employees may not exceed (i) three if there are less than 30 Employees, (ii) 10% of all Employees if there are between 30 and 500 Employees, or (iii) 50 if there are more than 500 Employees. Officers shall include only those administrative executives who regularly and continuously serve as such. Title alone shall not be determinative of officer status;

         (b) a 5% owner of the Employer, meaning any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Employer; or

         (c) a 1% owner of the Employer having an annual Compensation from the Employer of more than $150,000, meaning any person who owns (or is considered as owning within the meaning of Code
                  Section 318) more than 1% of the outstanding stock of the Employer.

         For purposes of this Section 10.3, Employee shall mean any Employee of the Employer or any employee of a Related Employer if the Plan is part of a Top-Heavy Group with the plan of a Related Employer. Key Employee shall include any beneficiary of a Key Employee, and former Key Employee shall include any beneficiary of a former Key Employee.

         For purposes of subsection (b) and (c) above, the constructive ownership rules of Code Section 318 shall be applied by substituting "five percent" for "50 percent" in Code Section 318(a)(2).

         For purposes of determining 1% and 5% ownership, the aggregation rules of Code Section 414(b), (c), and (m) shall not apply.

         Notwithstanding anything above, the criteria used in the determination of Key Employees shall be consistent with Code Section 416, which is incorporated herein by reference.

SECTION 10.4.   NON-KEY EMPLOYEE

         Non-Key Employee shall mean any Employee who is not a Key Employee.

SECTION 10.5.   TOP-HEAVY GROUP.

         (a) Top-Heavy Group shall mean an aggregation group where the sum, as of the Determination Date, of:

                  (1) the present value of the cumulative accrued benefits for Key Employees under any defined benefit plan included in the group, and

                  (2) the sum of the account balances of Key Employees under any defined contribution plan included in the group exceeds 60% of the same amount determined for all Employees, excluding former Key Employees, under all plans included in the group. If the Determination Date for each plan in the aggregation group is not the same, then the top-heavy status of the group will be determined by adding the results for each separate plan that falls within the same calendar year. All plans maintained by the Employer (including plans that have terminated) during the 5-year period ending on a Determination Date must be considered in determining the Top-Heavy Group as of that Determination Date.

         (b)      The aggregation group shall include:

                  (1) any plan of the Employer or a Related Employer in which a Key Employee is a participant, and

                  (2) any plan of the Employer or a Related Employer on which a plan covering a Key Employee depends for qualification under the requirements of Code Section 401(a)(4) or 410.

                  (3) The aggregation group may also include, at the election of the Employer, any plan of the Employer or a Related Employer not required to be included in an aggregation group if such group would continue to meet the qualification requirements of Code Sections 401(a)(4) and 410. If such an aggregation group is found not to be Top-Heavy, then no plan shall be considered Top-Heavy. If the aggregation group is found to be Top-Heavy, then all plans in the group, except the plan that was not required to be included, would be considered Top-Heavy Plans.

         (c) The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

SECTION 10.6.   MINIMUM CONTRIBUTIONS AND BENEFITS FOR TOP-HEAVY PLANS.

         If the Plan is or becomes a Top-Heavy Plan, then, notwithstanding the provisions of Articles 4 and 9 and except as provided in the next paragraph of this Section 10.6, the minimum Employer contribution for each Plan Year during which the Plan is a Top-Heavy Plan to each Participant employed on the last day of the Plan Year who is a Non-Key Employee shall be 3% of such Non-Key Employee's compensation. The minimum Employer contribution shall be provided to each such Participant regardless of the number of Hours of Service during the Plan Year.

         This minimum Employer contribution shall not exceed the percentage of contribution made, or required to be made, for such Plan Year on behalf of the Key Employee for whom such percentage is the highest. Such highest percentage shall be determined for each Key Employee by dividing the Employer contribution for such Key Employee by his Compensation.

         For the purposes of this Section, Forfeitures shall constitute Employer contributions. Amounts contributed as a result of a salary reduction agreement shall also be counted as Employer contributions when determining contributions made on behalf of Key Employees, but will not be taken into account for purposes of satisfying the minimum contribution requirements. Employer matching contributions shall be taken into account for purposes of satisfying the minimum Employer contribution under the Plan or such other plan under which the minimum Employer contribution is being met. Such Employer matching contributions shall be treated as matching contributions for purposes of Code Section 401(m), including the Actuarial Contribution Percentage test of Section 4.10.

         Notwithstanding the above, if an Employee is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer and there is evidence that the retirement benefits of these Employees were the subject of good faith bargaining between such Employees and the Employer, then the provisions of this Article 10 shall not apply to that Employee.

SECTION 10.7.   TOP-HEAVY AVERAGE COMPENSATION.

         Top-Heavy Average Compensation shall mean the average compensation paid during the consecutive Top-Heavy Years of Service, not to exceed five years, which produce the highest average compensation. For purposes of this Article, compensation shall mean compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under


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
Code Sections 125, 402(a)(8), 402(h) or 403(b) and effective January 1, 2001, Code Section 132(f).

SECTION 10.8.   TOP-HEAVY YEARS OF SERVICE.

         Top-Heavy Years of Service shall mean Years of Service excluding Years of Service completed in Plan Years in which the Plan was not a Top-Heavy Plan and further excluding Years of Service completed in a Plan Year beginning before January 1, 1984.

SECTION 10.9.   TOP-HEAVY GROUP MINIMUM CONTRIBUTION.

         In the case of a Top-Heavy Group consisting of both defined benefit and defined contribution plans, the required minimum Employer contribution for each Top-Heavy Plan Year shall be satisfied by the minimum benefit under the defined benefit plan of the Employer.

         The required minimum accrued benefit or Employer contribution for each Top-Heavy Year of Service for Employees who do not participate in the Plan but who participate in another plan of the Top-Heavy Group shall be satisfied by providing the minimum accrued benefit or contribution under that plan.

         If the Employer maintains another qualified plan that provides a minimum benefit or contribution, then the minimum benefit or contribution provided under the Plan shall not, when combined with the benefit or contribution provided by the other plan, exceed the amount required by Code
Section 416(c).


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
                                   ARTICLE 11

                           ADMINISTRATION OF THE PLAN


SECTION 11.1.   MEMBERSHIP OF COMMITTEE.

         The Board shall appoint one or more Committees (referred to collectively herein as the "Committee") to be responsible for the general administration and interpretation of the Plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Trustee, Board or the Plan Administrator. The Committee shall constitute a named fiduciary under the Plan. The Board may rename any and all members or members of the Committee at any time, without cause, by written notice from the Board, or its authorized delegate. Any member of the Committee may resign by giving written notice to the Board, or its authorized delegate or the Trustee and the Committee, and his successor, if any, shall be appointed by the Board.

SECTION 11.2.   COMMITTEE OFFICERS; SUBCOMMITTEE.

         The members of each Committee shall elect a Chairman and may elect an acting Chairman. They shall also elect a Secretary and may elect an acting Secretary, either of whom may be, but need not be, a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members, or any agent, to take any action, including but not limited to, executing or delivering any instruments or making any payment in behalf of the Committee.

SECTION 11.3.   COMMITTEE MEETINGS.

         The Committee shall hold such meetings upon such notice at such places and at such intervals as it may determine. Notice of meetings shall not be required if notice is waived in writing by all of the members of the Committee in office at the time or if all such members are present at the meeting.

SECTION 11.4.   TRANSACTION OF BUSINESS.


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

         A majority of the members of the Committee in office at the time shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other actions taken without a meeting upon written consent thereto signed by all of the members of the Committee.

SECTION 11.5.   COMMITTEE RECORDS.

         The Committee shall maintain full and complete records of its deliberations and decisions. Its records shall contain all relevant data pertaining to individual Participants and their rights under the Plan and in the Trust Fund.

SECTION 11.6.   ESTABLISHMENT OF RULES.

         Subject to the limitations of the Plan and of the Act, the Committee may from time to time establish rules or by-laws for the administration of the Plan and the transaction of its business.

SECTION 11.7.   CONFLICTS OF INTEREST.

         No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan (except that such member may sign a unanimous written consent to resolutions adopted or other actions taken without a meeting).

SECTION 11.8.   APPOINTMENT OF PLAN ADMINISTRATOR.

         The Board, or its authorized delegate, shall appoint one or more Plan Administrators. Any person, including, but not limited to, the Employees of the Employer or a Related Employer, a Participant, a member of the Committee, or a person serving as a Plan fiduciary shall be eligible to serve as Plan Administrator. The Plan Administrator shall have the authority, subject to review by the Board in its discretion, to delegate in writing any of his duties hereunder. The Plan Administrator shall remain in office at the will of the Board, or its authorized delegate, and may be removed from office at any time, with or without cause, by written notice from the Board, or its authorized delegate. The Plan Administrator may resign at any time upon giving written notice to the Board, or its authorized delegate, the Trustee, and the Committee. Such resignation shall be effective upon receipt, or at such later date as may be designated in the notice.

         Upon the resignation or removal of a Plan Administrator, the Board, or its authorized delegate, shall promptly designate in writing a successor to this position. If the Board, or its authorized delegate, does not appoint a Plan Administrator, the Committee will function as Plan Administrator.

SECTION 11.9.   AUTHORITY TO INTERPRET.

         Subject to the claims procedure set forth in Article 16, the Committee and the Plan Administrator shall have the duty and discretionary authority to interpret and construe the provisions and intent of the Plan and to decide any dispute that may arise regarding the rights of Participants hereunder, including the discretionary authority to make determinations as to eligibility for participation and benefits under the Plan. Interpretations, constructions and determinations by the Committee and Plan Administrator shall apply uniformly to all persons similarly situated and shall be binding and conclusive on all interested persons. Such interpretations, constructions and determinations shall be set aside only if the Committee and Plan Administrator are found by a court of competent jurisdiction to have acted arbitrarily and capriciously in interpreting and construing the provisions of the Plan.

SECTION 11.10.  THIRD PARTY ADVISORS AND OTHER EXPENSES.

         The Committee and the Plan Administrator may engage an attorney, actuary, accountant or any other technical or professional advisor to perform such other duties as shall be required in connection with the administration and operation of the Plan and may employ such clerical and related personnel as the Committee and Plan Administrator shall deem requisite or desirable in carrying out the provisions of the Plan. The fees and costs of such advisors and personnel, as well as all other reasonable expenses incurred by the Committee or the Plan Administrator, shall be payable out of the Trust Fund, except to the extent any such expenses are paid by the Employer.

SECTION 11.11.  COMPENSATION OF MEMBERS.

         No fee or compensation shall be paid to any member of the Committee or the Plan Administrator for his services as such.

SECTION 11.12.  INDEMNIFICATION OF COMMITTEE AND PLAN ADMINISTRATOR.


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

         To the maximum extent permitted by the Act, no member of the Committee or Plan Administrator shall be personally liable by reason of any contract or the instrument executed by him or on his behalf as a member of the Committee or Plan Administrator nor for any mistake of judgment made in good faith, and the Employer shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Employer's own assets), each member of the Committee, the Plan Administrator and each other officer, employee, or director of the Employer to whom any duty or power relating to the administration or interpretation of the Plan may be delegated or allocated, against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud, bad faith, willful misconduct, or gross negligence.

                                   ARTICLE 12

                         ALLOCATION OF RESPONSIBILITIES


SECTION 12.1.   ALLOCATION OF RESPONSIBILITIES.

         The responsibilities allocated to the named fiduciaries, or their delegates, are as follows:

         (a)      Board:

                  (1)      to amend the Plan,

                  (2)      to appoint and remove members of the Committees,

                  (3) to appoint and remove Trustees under the Plan and Trust Fund,

                  (4)      to appoint and remove the Plan Administrator,

                  (5) to determine the amount to be contributed to the Plan by the Employer, and

                  (6)      to terminate the Plan.

         (b)      Committee:

                  (1) to establish in writing, and from time to time review and modify, as necessary, a funding policy which shall inform the Trustee or the Investment Manager, if any, of the short and long-term financial needs of the Plan, including liquidation requirements;

                  (2) to review, at reasonable intervals, the performance of the Trustee and the Investment Manager, if any, in light of the then effective funding policy of the Plan, and to report to the Employer at least annually on the investment and other performance of the Trustee and the Investment Manager, if any;

                  (3) to appoint, if deemed desirable, an Investment Manager, or more than one Investment Manager, to manage, acquire and dispose of all or a designated part of the assets of the Plan. Only persons or entities registered as an investment adviser under the Investment Advisers Act of 1940, or a bank, or an insurance company may be appointed as Investment Manager. Any such Investment Manager shall acknowledge his appointment in writing, assuming thereby sole responsibility for the investment management of the assets made subject to his authority. The Investment Manager may be removed at any time, with or without cause, by the Committee. The Investment Manager may resign at any time upon giving written notice to the Trustee, the Committee and the Plan Administrator. Such resignation shall be effective upon receipt, or at such later date as may be designated in the notice. The Committee shall notify the Trustee and the Plan Administrator in writing of every appointment of an Investment Manager and shall provide such parties with a copy of the Investment Manager's acceptance of the appointment. If an Investment Manager has been appointed, the Trustee shall not be liable for the acts or omissions of that Investment Manager or be under any obligation to invest or otherwise manage any asset of the Plan that has been made subject to the management of the Investment Manager, unless the Trustee participates knowingly in, or knowingly undertakes to conceal, an act or omission of such Investment Manager, knowing such act or omission is a breach;

                  (4) to review all claim denials by the Plan Administrator, as provided in Article 16; and

                  (5) to review any interpretation or construction of any provision of the Plan made by the Plan Administrator that is appealed.

         Notwithstanding the foregoing, the Board may establish an Investment Committee to perform the duties provided for in items (1), (2) and (3) above, in which case the Committee shall be relieved of such responsibilities.

         (c)      Plan Administrator:

                  (1) to file or cause to be filed all reports to governmental agencies (including those with respect to the Trust), and for supplying all Participants (and, when appropriate, Beneficiaries) with all reports and information required to be provided to them;

                  (2) to maintain all records necessary for the administration of the Plan, except such records that are specifically maintained by the Committee or the Trustee or the Investment Manager, if any, and for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law;

                  (3) subject to review by the Committee, to determine all questions relating to the eligibility of Employees to participate or remain Participants under the Plan;

                  (4) subject to review by the Committee, to interpret and construe the provisions and intent of the Plan, to decide any disputes arising with regard to the rights of Employees, Participants, Beneficiaries, legal representatives of such persons, and parties claiming as such under the Plan, including, without limitation, the determination of benefits and the distribution of such benefits;

                  (5) to make and publish rules for regulation of the Plan that are consistent with the terms and intent of the Plan;

                  (6) to prepare and distribute to Employees a procedure for notifying Participants and Beneficiaries of their rights to elect joint and survivor annuities to the extent required by the Act and regulations thereunder;

                  (7) to assist any Participant regarding his rights, benefits or elections available under the Plan; and

                  (8) to carry out all other responsibilities imposed on him by the Plan or delegated to him by the Employer or the Committee.

         (d)      Trustees:

                  (1)      to invest and reinvest Trust assets,

                  (2) to make distributions to Participants beneficiaries as directed by the Plan Administrator or Committee,

                  (3) to render annual accountings to the Employer as provided in the Trust Agreement, and

                  (4) otherwise to hold, administer and control the assets of the Trust as provided in the Plan and Trust Agreement.

SECTION 12.2.   CO-FIDUCIARY LIABILITY.

         Except as otherwise provided in the Act, a named fiduciary shall not be responsible or liable for acts or omissions of another named fiduciary with respect to fiduciary responsibilities allocated to such other named fiduciary, and a named fiduciary of the Plan shall be responsible and liable only for its own acts or omissions with respect to fiduciary duties specifically allocated to it and designated as its responsibility.

SECTION 12.3.   FIDUCIARY DUTIES.

         All assets of the Plan shall be held in a Trust forming part of the Plan which shall be administered as a Trust Fund to provide for the payment of benefits as provided in the Plan to the Participants, or their successors in interest, out of the income and principal of the Trust. All fiduciaries (as defined in the Act) with respect to the Plan shall discharge their duties as such solely in the interest of the Participants and their successors in interest and (a) for the exclusive purposes of providing benefits to Participants and their successors in interest and of defraying reasonable expenses of administering the Plan, including the Trust which is a part of the Plan, (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and (c) in accordance with the Plan and Trust agreement, except to the extent such documents may be inconsistent with the Act. The assets of


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

the Plan shall never inure to the benefit of the Employer, provided that Forfeitures can be used to reduce Employer contributions.

         At no time shall it be possible for the Plan assets to be used for, or diverted to, any purpose other than for the exclusive benefit of the Participants and their Beneficiaries. Notwithstanding the foregoing, contributions made by the Employer may be returned to the Employer in accordance with the following:

         (a) If the Plan receives an adverse determination with respect to the initial qualification of the Plan under Code Section 401(a), on written request of the Employer, all assets of the Plan attributable to Employer contributions shall be returned to the Employer within one year after the date the qualification of the Plan is denied; provided that the application for the determination is made by the time prescribed by law for filing the Employer's federal income tax return for the taxable year in which the Plan is adopted or such later date as the Secretary of Treasury may prescribe; or

         (b) If the contribution was made due to a mistake of fact, on written request of the Employer, the contribution shall be returned to the Employer within one year of the mistaken payment of the contribution, provided, that the return satisfies the requirements of paragraph (d) below; or

         (c)      If the deduction of a contribution is disallowed under Code
                  Section 404, upon written request of the Employer, such contribution (to the extent disallowed) shall be returned to the Employer within one year after the date the deduction is disallowed, provided, that the return satisfies the requirements of paragraph (d) below.

         (d) The return of a Plan contribution to the Employer satisfies the requirements of this paragraph if the amount so returned does not exceed the amount contributed over (1) the amount that would have been contributed had there been no mistake of fact or (2) the amount that would have been contributed had the contribution been limited to the amount that is deductible after any disallowance by the Internal Revenue Service. Earnings attributable to such contributions may not be returned. However, a return will not satisfy the requirements of this paragraph unless the amount of the contribution so returned is reduced by any losses attributable to the contribution.

SECTION 12.4.   ESTABLISHMENT OF TRUST.

         The Employer and the Trustee shall enter into an appropriate Trust agreement, which shall be a part of the Plan, for the administration of the Trust. Such agreement shall contain such powers and reservations as to investment, reinvestment, control and disbursement of the funds of the Trust, and such other provisions as shall be agreed upon and set forth therein which are not inconsistent with the provisions of the Plan, its nature and purposes, and of the Act. The Trust agreement shall provide that the Board may remove the Trustee at any time upon reasonable notice, that the Trustee may resign at any time upon reasonable notice, and that upon such removal or resignation of any Trustee, the Board shall designate a successor Trustee.

SECTION 12.5.   COMMITTEE INSTRUCTIONS.

         All requests, directions, requisitions and instructions of the Committee to the Trustee shall be in writing and signed by the Secretary of the Committee or by any one member of the Committee authorized by the majority to sign.

SECTION 12.6.   RIGHT TO AMEND OR TERMINATE.

         The Employer hereby reserves the right, by action of the Board, to amend or terminate the Plan and Trust or Trust agreement at any time, provided that no such amendment or termination shall have the effect of diverting the Trust Funds to purposes other than for the exclusive benefit of the Participants.

SECTION 12.7.   DISCRETIONARY AUTHORITY.

         In discharging the duties assigned to it under the Plan, the Trustee, Plan Administrator, the Committee, the Investment Committee, and any other fiduciary and their delegates shall have the discretion to interpret the terms and intent of the Plan; to adopt, amend, and rescind rules and regulations pertaining to their duties under the Plan; and to make all other determinations necessary or advisable for the discharge of their duties under the Plan. Such discretionary authority shall be absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to all similarly situated individuals. The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan shall not be construed as limiting any power or authority of the fiduciary to discharge its duties.

SECTION 12.8.   LIMITATION ON AMENDMENTS.

         No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's account balances. For purposes of this paragraph, a plan amendment that has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing account balances unless otherwise authorized under the Code or the Act. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age). Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's account balances will not be less than the percentage computed under the Plan without regard to such amendment.

         If the vesting schedule under the Plan is amended and the vesting under the new schedule is at any point not as rapid as under the prior schedule, each Participant with at least three Years of Service may elect to have his nonforfeitable percentage computed under the Plan according to the prior schedule.

         For purposes of the above paragraph, a Participant shall be considered to have completed three Years of Service if he has completed 1,000 Hours of Service in each of three Plan Years, whether or not consecutive, ending with or prior to the last day of the election period described below.

         The election period shall begin no later than the date the amendment is adopted and shall end no earlier than the later of the following dates:

         (a) the date that is 60 days after the date the amendment is adopted,

         (b) the date which is 60 days after the amendment becomes effective; or

         (c) the date that is 60 days after the day the Participant is issued written notice of the change by the Employer or the Plan Administrator.

         If the vesting schedule of the Plan is changed, the nonforfeitable percentage of any Participant's account balances determined as of the later of the date the change is effective or the date the change is adopted shall not be less than the nonforfeitable percentage computed under the Plan without regard to such change.

                                   ARTICLE 13

                                  MISCELLANEOUS


SECTION 13.1.   ALIENATION OF BENEFITS.

         No portion of the account balance with respect to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge except in the case of a qualified domestic relations order as described in Code Section 414(p) or, effective for judgments, orders, decrees and settlements arising on or after August 5, 1997, as permitted by Code Section 401(a)(13)(c). Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void except in the case of a qualified domestic relations order as described in Code Section 414(p) or, effective for judgments, orders, decrees and settlements arising on or after August 5, 1997, as permitted by Code Section 401(a)(13)(c). No portion of such account balance shall in any manner be payable to any assignee, receiver or trustee in bankruptcy, or be liable for the Participant's debts, contracts, liabilities, engagements or torts, or be subject to any legal process of attachment except in the case of a qualified domestic relations order as described in Code Section 414(p) or, effective for judgments, orders, decrees and settlements arising on or after August 5, 1997, as permitted by Code Section 401(a)(13)(c). No qualified domestic relations order shall permit the payment of any benefit in any amount, form of benefit, time of payment, or any option not otherwise provided under the Plan, provided, however, that, to the extent provided in Code Section 414(p), benefits may be paid to an alternate payee in any form in which benefits may be paid to the Participant (even though the Participant has not separated from service) as if he had retired on the date payment is to begin under such order. The account of any alternate payee shall be paid to such alternate payee immediately if the qualified domestic relations order so states.

SECTION 13.2.   PAYMENT IN EVENT OF INCAPACITY.

         If any person entitled to any payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Plan Administrator, upon receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him.

SECTION 13.3.   RIGHTS OF PARTIES.

         The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

SECTION 13.4.   COMMUNICATION TO EMPLOYEES.

         The Plan Administrator shall communicate the terms of the Plan to the Employees as required by law.

SECTION 13.5.   LOST DISTRIBUTEES.

         If a benefit is payable to a Participant or Beneficiary who cannot be located after a reasonable period of time, as determined by the Plan Administrator, such benefit may be forfeited under such rules as shall be established by the Committee or Plan Administrator; however, a benefit that has been forfeited pursuant to this Section shall be restored from current Forfeitures, or additional Employer contributions if current Forfeitures are insufficient to restore the forfeited benefit, if a valid claim is later made by or on behalf of the Participant or Beneficiary.

SECTION 13.6.   LEGAL EFFECT.

         If the provisions of this Plan and Trust Agreement are found to be contradictory, then the provisions of this Plan document shall apply.


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
                                   ARTICLE 14

                      TERMINATION, MERGER OR CONSOLIDATION


SECTION 14.1.   TERMINATION OF PLAN AND TRUST.

         In the event there is a termination, partial termination, or complete discontinuance of contributions to the Plan, all affected Participants accounts shall be fully vested and thereafter not subject to forfeiture. The assets shall remain in trust and shall be paid to the Participants, Inactive Participants, Beneficiaries or other successors in interest upon the earliest event providing for distribution in the Plan. Distributions shall be made in the manner allowed in the Plan for that particular event.

SECTION 14.2.   MERGER OR CONSOLIDATION.

         In the event of any merger or consolidation of the plan with any other Plan or a transfer of assets or liabilities of the Plan to any other plan, the amount which each Participant in the Plan would receive if the Plan were terminated immediately after the merger, consolidation, or transfer shall be equal to or greater than the amount he would have been entitled to receive immediately preceding the merger, consolidation, or transfer if the Plan had then terminated.


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
                                   ARTICLE 15

                        SPECIAL MERGER AND TRANSFER RULES


SECTION 15.1.   GRAY COMMUNICATIONS TRANSFER ACCOUNT

         (a) For purposes of determining Years of Service, each Employee hired by the Employer on August 1, 1998, in connection with its acquisition of WALB-TV, Albany, Georgia, shall receive past service credit for his or her Hours of Service with WALB-TV, Inc. and WALB Licensee Corp.

         (b) The amount credited to a Participant's Gray Communications Transfer Account shall be treated for distribution purposes as if the amount allocated to such subaccount thereof was allocated to the corresponding regular account in the Plan (i.e., Employee Deferral Account, Employee After-Tax Contribution Account, Employee Rollover Contribution Account, Employer Discretionary Contribution Account and Employer Match Contribution Account, as applicable), with the following exceptions:

                  (1) The amount credited to a Participant's Gray Communications Transfer Account may be paid in the form of installments as provided in Section 5.3(c) without regard to the 30-year maximum installment period set forth therein, provided that the period over which the installments are paid does not exceed the greater of the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary.

                  (2) The amount credited to a Participant's Gray Communications Transfer Account that is attributable to employee after-tax contributions transferred from the Gray Communications Transfer Account may be withdrawn from the Plan at any time in the form of a lump sum cash distribution, without regard to the $500 minimum in Section 8.3.

                  (3) The amount credited to a Participant's Gray Communications Transfer Account that are attributable to employer discretionary contributions and employer matching contributions transferred from the Gray Communications Plan may be withdrawn from the Plan at any time after attainment of age 59 1/2in the form of a lump sum cash distribution, without regard to the requirement in Section 8.1 that such employer matching contributions be credited to the Employer Matching Contribution Account for at least two years prior to distribution


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

                                   ARTICLE 16

                                CLAIMS PROCEDURE


SECTION 16.1.   FILING OF A CLAIM FOR BENEFITS.

         A Participant or Beneficiary (the "claimant") shall make a claim for the benefits provided under the Plan by filing a written claim with the Plan Administrator (or any member of the Committee) upon a form approved by the Committee. In the event the Plan Administrator or a member of the Committee shall be the claimant, all actions that are required to be taken by the Plan Administrator or Committee pursuant to this Article shall be taken instead by another member of the Committee as designated by the Employer.

SECTION 16.2.   NOTIFICATION TO CLAIMANT OF DECISION.

         The Plan Administrator shall make the initial decision on all claims for benefits, and unless the Plan Administrator's initial decision is reviewed by the Committee, the Plan Administrator's initial decision shall be binding upon all persons. Notice of a decision by the Plan Administrator with respect to a claim shall be furnished to the claimant within 90 days following the receipt of the claim by the Plan Administrator or by any member of the Committee (or within 90 days following the expiration of the initial 90-day period in a case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Plan Administrator to the claimant prior to the expiration of the initial 90-day period. The notice of extension shall indicate the special circumstances requiring the extension and the date by which the notice of decision with respect to the claim shall be furnished. Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing and worded in a manner calculated to be understood by the claimant and shall set forth: (a) the specific reason or reasons for the denial,
(b) specific reference to pertinent provisions of the Plan on which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such


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material or information is necessary, and (d) an explanation of the Plan's claims review procedure. If the Plan Administrator fails to notify the claimant of the decision regarding his claim in accordance with this Article, the claim shall be deemed denied, and the claimant shall then be permitted to proceed with the claims review procedure provided in Section 16.3.

SECTION 16.3.   CLAIMS REVIEW PROCEDURE.

         Within 60 days following receipt by the claimant of notice of the claim denial, or within 60 days following the close of the 90-day period referred to in Section 16.2, if the Plan Administrator fails to notify the claimant of the decision within such 90-day period, the claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee pursuant to Section 16.4, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

SECTION 16.4.   DECISION ON REVIEW.

         The decision on review of a denied claim shall be made in the following manner.

         (a) The Committee shall make its decision regarding the merits of the denied claim promptly and within 60 days following receipt by the Committee of the request for review (or within 120 days after such receipt in a case where there are special circumstances requiring extension of time for reviewing the appealed claim) shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

         (b) The decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant and shall cite specific references to the pertinent Plan provisions on which the decision is based.

         (c)      The decision of the Committee shall be final and conclusive.

SECTION 16.5.   ACTION BY AUTHORIZED REPRESENTATIVE OF CLAIMANT.

         All actions set forth in this Article to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Plan Administrator or the Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.


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

         IN WITNESS WHEREOF, The Liberty Corporation by the authority of the Board of Directors of the Employer, executed on behalf of the Employer the 20th day of December 2001.


                                         THE LIBERTY CORPORATION


                                         By: /s/ Martha G. Williams
                                                 Authorized Officer

ATTEST
/s/ Sophia G. Vergas
Assistant Secretary

(CORPORATE SEAL)

                           ADOPTING RELATED EMPLOYERS
                                         COSMOS BROADCASTING CORPORATION


                                         By: /s/ Martha G. Williams
                                                 Authorized Officer



ATTEST
/s/ Sophia G. Vergas
Assistant Secretary

(CORPORATE SEAL)

                                         CABLEVANTAGE INC.

                                         By: /s/ Martha G. Williams
                                                 Authorized Officer

ATTEST
/s/ Sophia G. Vergas
Assistant Secretary

(CORPORATE SEAL)

                                         SPECIAL SERVICES CORPORATION

                                         By: /s/ Martha G. Williams
                                                 Authorized Officer

ATTEST
/s/ Sophia G. Vergas
Assistant Secretary

(CORPORATE SEAL)


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